EXHIBIT 10

OLD REPUBLIC INTERNATIONAL CORPORATION

EMPLOYEES SAVINGS AND STOCK OWNERSHIP PLAN

(Effective January 1, 2008)

TABLE OF CONTENTS
SECTION I - PURPOSE		1
1.1	Introduction	1
1.2	Qualified Plan	1
SECTION II - EFFECTIVE DATE DEFINITIONS		2
2.1	Effective Date	2
2.2	Definitions	2
2.3	Gender and Number	8
SECTION III - ELIGIBILITY		9
3.1	General Rule	9
3.2	Secondary Rule	9
3.3	Leased Employees and Independent Contractors	9
3.4	Notice of Eligibility	9
3.5	Consent of Participants and Beneficiary Designation	9
SECTION IV - CONTRIBUTIONS		10
4.1	Salary Reduction Contributions	10
4.2	Employee After-Tax Contributions	10
4.3	Change of Rate of Contributions	11
4.4	Employer Matching Contributions	11
4.5	Discretionary Employer Contributions	12
4.6	Consequences if Employer Cannot Contribute	12
4.7	Cash or in Kind	12
4.8	No Reversion	12
4.9	Return Upon Mistake	13
4.10	Excess Deferrals	13
4.11	Limitation	13
4.12	Employer Contributions for Acquisition Loans.	13
4.13	Acquisition Loans.	14
SECTION V - LIMITATIONS		15
5.1	Definitions	15
5.2	ACP Discrimination Test	16
5.3	Correction of Excess Aggregate Contributions - ACP Test	16

i

5.4	ADP Discrimination Test	17
5.5	Correction of Excess Contributions - ADP Test	17
5.6	ADP and ACP Current Year Testing Method	18
5.7	Good Faith Amendment Regarding Final 401(k)/401(m) Regulations	18
SECTION VI - ADMINISTRATION COMMITTEE		20
6.1	Members	20
6.2	Secretary	20
6.3	Duties	20
6.4	Majority Vote	20
6.5	Indemnification	20
6.6	No Compensation	20
6.7	Counsel and Agents	21
6.8	Records	21
6.9	Successor	21
6.10	Claims Procedure	21
6.11	Information from the Employers	21
6.12	Voting Rights	22
6.13	Funding Policy	22
SECTION VII - ACCOUNTING PROVISIONS		23
7.1	Cash Basis	23
7.2	Taxes and Expenses	23
7.3	Accounts	23
7.4	Accounting for Allocations.	24
7.5	Maintenance of Participants’ ESOP Accounts.	24
7.6	Maintenance of Participants’ Individual Contribution Accounts.	25
7.7	Allocation and Crediting of Employer Matching Contributions.	25
7.8	Limitations as to Certain Section 1042 Transactions.	26
7.9	Dividends.	26
7.10	Accounts Maintained for Record Keeping Only	28
7.11	Allocation of Forfeitures and Discretionary Contributions	28
7.12	Committee Records	28
7.13	Participant Statements	28

SECTION VIII - INVESTMENT OF THE TRUST FUND		30
8.1	Separate Investment Funds	30
8.2	Old Republic Employer Matching Stock Fund	30
8.3	Funds	30
SECTION IX - VESTING FORFEITURES		31
9.1	Full Vesting	31
9.2	Vesting on Termination of Service	31
9.3	Breaks in Service and Return to Service	32
9.4	Source of Restoration of Forfeitures	33
9.5	Service of Less than 1,000 Hours	33
9.6	Vesting Schedule Amendments	33
SECTION X - RETIREMENT		34
10.1	Normal and Late Retirement	34
10.2	Disability	34
SECTION XI - PAYMENT OF BENEFITS		35
11.1	Form	35
11.2	Commencement Date	35
11.3	Installment Distributions	36
11.4	Death Benefits	37
11.5	Deductions for Taxes and Expenses	38
11.6	Payments to Minors	38
11.7	Missing Distributees	39
11.8	Special QDRO Distribution	39
11.9	Direct Rollovers	39
SECTION XII - MINIMUM DISTRIBUTION REQUIREMENTS		41
12.1	General Rules	41
12.2	Time and Manner of Distribution	41
12.3	Required Minimum Distributions During Participant’s Lifetime	42
12.4	Required Minimum Distributions After Participant’s Death	43
12.5	Definitions	44
SECTION XIII - INCOME OR LOSS		46
13.1	Calculation	46

13.2	Valuation	46
SECTION XIV - AMENDMENT		47
14.1	Amendment	47
SECTION XV - TERMINATION		48
15.1	Right to Terminate	48
15.2	Sale or Bankruptcy of Employer	48
15.3	Distribution Upon Termination	48
15.4	Power of Trustee	48
15.5	Merger or Consolidation	49
SECTION XVI - RESIGNATIONS REPLACEMENTS		50
16.1	Resignation	50
16.2	Vacancy	50
SECTION XVII - WITHDRAWALS		51
17.1	Withdrawal of After-Tax Contributions	51
17.2	Hardship Withdrawal of Salary Reduction Contributions	51
17.3	Computing Vested Amounts After a Withdrawal.	52
17.4	Requests for Withdrawals	53
SECTION XVIII - ADDITIONAL EMPLOYERS		54
18.1	Adoption by Subsidiaries	54
SECTION XIX - MAXIMUM ADDITIONS		55
19.1	General.	55
19.2	Correction.	55
SECTION XX - ROLLOVERS		56
20.1	Rollover	56
20.2	Plan to Plan Transfer	56
20.3	Procedures	56
SECTION XXI - TOP HEAVY RESTRICTIONS		57
21.1	When Applicable	57
21.2	Top Heavy Ratio	57
21.3	Definitions	58
21.4	Top Heavy Limitations	59
SECTION XXII - MISCELLANEOUS		61

22.1	Fiduciary Duties	61
22.2	Assignment of Accounts Prohibited	61
22.3	Evidence of Actions	61
22.4	Restrictions Remain	61
22.5	No Contract of Employment	61
22.6	No Discrimination	61
22.7	Controlling Law	61
22.8	Named Fiduciaries	62
22.9	Uniformed Services Employment and Reemployment Rights Act of 1994	62
SECTION XXIII - DIRECTED INVESTMENT OF PARTICIPANTS’ CONTRIBUTIONS		63
23.1	Funds	63
23.2	Change of Investment Election	63
23.3	Transfers Among Funds	63
23.4	Election as to Future Contributions	63
23.5	Diversification Rules Pursuant to the Pension Protection Act of 2006	64
23.6	Procedures	65
SECTION XXIV - DIRECTED INVESTMENT OF EMPLOYER CONTRIBUTIONS — AGE 55 DIVERSIFICATION		66
24.1	Eligibility	66
24.2	Definitions	66
24.3	Timing of the Election	67
24.4	Diversification	67
24.5	Actual Transfer	67

v

SECTION I - PURPOSE

1.1           Introduction

Effective January l, 1978 the Old Republic International Corporation Employees Savings and Profit Sharing Plan (hereinafter referred to as the “Former Plan”) was created to provide retirement income for eligible employees of Old Republic International Corporation and certain other corporations affiliated with the Company which have adopted this Plan.  Effective January 1, 1979, January 1, 1980, January 1, 1984, January 1, 1989, January 1, 1997, January 1, 2002 and January 1, 2005, and January 1, 2006, the Former Plan was amended and restated as the Old Republic International Corporation Employees Savings and Stock Ownership Plan (hereinafter referred to as the “Plan”).  Effective January 1, 2008, the Plan is further restated.

1.2           Qualified Plan

The Plan and Trust are intended to meet the requirements of Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), and the Employee Retirement Income Security Act of 1974, as amended from time to time.  The Company intends this Plan to be a tax-qualified stock bonus plan under section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and an employee stock ownership plan within the meaning of section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and sections 409 and 4975(e)(7) of the Code. The Plan is designed to invest primarily in the common stock of the Company, which stock constitutes “qualifying employer securities” within the meaning of Section 407(d)(5) of ERISA and sections 409(l) and 4975(e)(8) of the Code.  Accordingly, the Plan and Trust shall be interpreted and applied in a manner consistent with the Company’s intent for it to be a tax-qualified plan designed to invest primarily in qualifying employer securities.  Effective January 1, 2008, the Plan is amended and restated as follows:

SECTION II -EFFECTIVE DATE - DEFINITIONS

2.1           Effective Date

Originally the Plan was effective as of January l, 1978.  The Plan was restated effective as of January l, 1979, January 1, 1980, January 1, 1984, January 1, 1989, January 1, 1997, January 1, 2002, January 1, 2005, and January 1, 2006.  This restatement shall be effective January 1, 2008, except where indicated otherwise.

2.2           Definitions

As used herein, the following terms shall have the meaning set after each:

(a)	“Acquisition Loan” shall mean a loan (or other extension of credit), incurred or assumed by the Trustee in connection with the purchase of Company Stock.

(b)	“Affiliated Company” shall mean:

(1)	a Subsidiary as defined in subparagraph 2.2(w) except that eighty percent (80%) shall replace fifty percent (50%) each time the latter occurs in that subparagraph;

(2)	a partnership or other entity which is controlled directly or indirectly eighty percent (80%) or more by the Company but only for the period during which such control exists;

(3)	a corporation, partnership, or other entity which owns directly or indirectly eighty percent (80%) or more of the voting stock of the Company but only for the period during which ownership exists;

(4)
a corporation, partnership, or other entity which an entity specified in subparagraph (3) above owns or controls in a manner as specified in subparagraphs (1) or (2) above, but only for the period during which such ownership or control exists;

(5)
a corporation, partnership, or other entity which is a member of an affiliated service group with the Company, as defined in Section 414(m) of the Code, but only for the period during which such affiliation exists; and

(6)	a corporation, partnership, or other entity which is required to be aggregated with the Company pursuant to Section 414 of the Code, but only for the period during which such aggregation is required.

(c)	“Allocation Date” shall mean each business day of a Plan Year.

(d)
“Annual Net Profit” shall mean the net profit of each Employer as calculated by the chief accounting officer or any other person designated by the Board of Directors of the Employer in accordance with generally accepted accounting principles, except that no deduction or addition shall be made for net operating loss carryovers, and realized or unrealized capital gains and losses and gains from the sale of property used in trade or business as defined in Section 1231(b) of the Code, and any extraordinary credits or charges shall not be included.  “Annual Net Profit” of the Company shall mean the consolidated Annual Net Profit of the Company.

(e)	“Beneficiary” shall mean any person (other than a Participant), estate, trust or organization entitled to receive benefits hereunder.

(f)	“Calculation Year” shall mean the Company’s fiscal year immediately preceding the year for which the Company contribution is being calculated.

(g)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(h)	“Committee” shall mean the Administration Committee appointed pursuant to Section VI of this Plan.

(i)	“Company” shall mean Old Republic International Corporation, a corporation organized under the laws of the State of Delaware.

(j)	“Company Stock” shall mean shares of any class of stock, preferred or common, of the Company. Such stock shall meet the requirements of section 409(l) of the Code and section 407(d)(5) of ERISA.

(k)
“Compensation” shall mean a Participant’s total wages, salaries, and other amounts received by a Participant from an Employer during the calendar year that are required to be reported as wages on the Participant’s Form W-2 including, but not limited to, compensation for services on the basis of a percentage of profits and bonuses.  However, for the purposes of the Plan, the amount of a Participant’s Compensation for any year is limited to $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code.  In addition, the term “Compensation” shall not include:

(1)
a distribution from this Plan or another funded plan of deferred compensation to a Participant, regardless of whether such distribution is includable in the Participant’s gross income in the year of distribution;

(2)
amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; and

(3)	amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

(l)	“Employee” shall mean any individual employed by an Employer. “Employee” shall include “Leased Employees” within the meaning of Section 414(n)(2) of the Code.

“Employee” shall include officers but shall not include directors who are not otherwise officers or employees.  “Employee” shall not include individuals employed on a temporary basis, which means that when they are hired they are hired for a limited period of less than one year.

(m)	“Employer” and “Employers” shall mean the Company and each other corporation, which with the consent of the Company, adopts this Plan as provided in Section XVII hereof.

(n)	“ERISA” shall mean Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

(o)	“Financed Shares” shall mean shares of Company Stock acquired by the Trustee with the proceeds of an Acquisition Loan.

(p)
“Highly Compensated Employee” shall mean a highly compensated employee or highly compensated former employee determined in accordance with Code section 414(q) and the Company’s election hereby and pursuant to Treasury Regulation Section 1.414(q)-1T A-14(b), to make the look-back year calculation for a Plan Year on the basis of the calendar year ending with the current Plan Year effective for Plan Years beginning on or after January 1, 1997.  Accordingly, a Highly Compensated Employee shall generally include:

(1)	any Employee who during the Plan Year or the preceding Plan Year was at any time a 5% or more owner of the Company or an Affiliated Company;

(2)
any Employee who received Compensation in excess of $80,000 (as adjusted for cost-of-living increases under Code section 415(d)) from the Company or an Affiliated Company during the preceding Plan Year and was in the top 20 percent of employees based on compensation paid during that year; and

(3)
a former Employee who, with respect to the Company or an Affiliated Company, separated from service in a prior Plan Year and was a Highly Compensated Employee in either the Plan Year in which he terminated service or any Plan Year ending on or after the Employee’s 55th birthday.

For purposes of this Section, “Compensation” shall mean compensation as defined in Code section 415(c)(3), including amounts contributed which are excludible from gross income under Code sections 125, 402(a)(8), 402(h), 403(b) or, effective January 1, 2001, 132(f) and shall be limited to $150,000 (as adjusted by the Secretary of the Treasury to include cost-of-living increases under Code section 401(a)(17) and 415(d).

(q)	“Hour of Service” shall mean the following:

(1)	each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer during the applicable Plan Year;

(2)
each hour for which an Employee is paid, or entitled to payment, by an Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty  military duty or leave of absence.  Notwithstanding the preceding sentence,

(i)
No more than 501 Hours of Service are required to be credited under this subparagraph 2.2(p)(2) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single Plan Year);

(ii)
An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen’s compensation, or unemployment compensation or disability insurance laws; and

(iii)	Hours of Service are not required to be credited for a payment, which solely reimburses an Employee for medical or medically related expenses, incurred by the Employee.

For purposes of this subparagraph 2.2(p)(2), a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

(3)
each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer.  The same Hours of Service shall not be credited both under subparagraph 2.2(p)(l) or subparagraph 2.2(p)(2), as the case may be and under this subparagraph 2.2(p)(3).

(4)
For the purpose of counting Hours of Service for eligibility and vesting, service with an Affiliated Company immediately preceding or immediately succeeding service with an Employer shall be treated as service with the Employer.

An Employee who is paid on a salaried basis shall receive credit for no fewer than 190 Hours of Service for each month during which he works at least one hour.  In the case of a payment which is made or due on account of a period during which an Employee performs no duties, and which results in the crediting of Hours of Service under subparagraph 2.2(p)(2), or in the case of an award or agreement for back pay, to the extent that such award or agreement is made with respect to a period described in subparagraph 2.2(p)(2), the number of Hours of Service to be credited shall be determined on the basis of the rules set forth in 29 Code of Federal Regulations Section 2530.200b-2(b).  The crediting of Hours of Service to the appropriate computation period shall be made on the basis of the rules set forth in 29 Code of Federal Regulations Section 2530.200b-2(b) and (c).

(r)	“Normal Retirement Date” shall mean the day on which an Employee attains age sixty-five.

(s)	“Loan Suspense Account” shall mean that portion of the Trust Fund consisting of Company Stock acquired with an Acquisition Loan that has not yet been allocated to the Participant’s Accounts.

(t)
“One Year Break in Service” shall mean any Plan Year during which a Participant has not completed more than five hundred (500) Hours of Service with the Employers, except for a Plan Year in which the Employee retires, dies, or suffers permanent disability.  Solely for purposes of determining whether an Employee has incurred a “Break in Service,” an Employee who is absent from work for any period on or after January 1, 1985:  (i) by reason of the Employee’s pregnancy;  (ii) by reason of the birth of a child of the Employee; (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee; or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, shall be credited with the Hours of Service which would normally have been credited to the Employee but for such absence, or 8 Hours of Service for each day of such absence if the Plan is unable to determine the number of Hours of Service that would normally have been credited to the Employee but for such absence; provided, however, that the total amount of Hours of Service credited by reason of any such pregnancy or placement shall not exceed 501 Hours of Service.  Hours of Service credited pursuant to the preceding sentence shall be credited only to the Plan Year during which the absence commenced if a One Year Break in Service would be prevented by the crediting of such Hours to such Plan Year, or if the Hours are not required to prevent a One Year Break in Service for such Plan Year, then only to the immediately following Plan Year.

(u)	“Participant” shall mean an Employee who becomes eligible to participate in this Plan pursuant to Section III hereof.

(v)	“Plan” shall mean this Old Republic International Corporation Employees Savings and Stock Ownership Plan as amended from time to time.

(w)	“Plan Year” shall mean the twelve month period beginning January l and ending December 31.

(x)
“Recognized Compensation” of any Participant for any year shall mean a Participant’s total wages, fees for professional services and other amounts received by a Participant during a calendar year (effective January 1, 2009, provided such amount is paid in cash) for personal services actually rendered in the course of employment with adopting

Employers to the extent that the amounts are includable in gross income, and excluding the following:

(1)	contributions to this Plan or another pension or profit sharing plan that are not includable in the Participant’s gross income in the year of contribution;

(2)
a distribution from this Plan or another funded plan of deferred compensation to a Participant, regardless of whether such distribution is includable in the Participant’s gross income in the year of distribution;

(3)
amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(4)	amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

(5)	other amounts which receive special tax benefits, such as premiums for group term life insurance;

(6)	car allowances; and

(7)	effective January 1, 2009, moving expenses.

Recognized Compensation shall include contributions made on behalf of the Participant pursuant to the Participant’s salary reduction agreement under any plan sponsored by an Employer which plan meets the requirements of sections 401(a) and 401(k) of the Code, section 125 of the Code, or section 132(f) of the Code; provided, however, for the purposes of the Plan, the amount of a Participant’s Recognized Compensation for any year is limited to $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code.

(y)
“Subsidiary” shall mean any corporation of which more than fifty percent (50%) of the voting stock now is, or hereafter shall be, owned directly or indirectly by the Company, but only during the period more than fifty percent (50%) of such voting stock is so owned by the Company.

(z)	“Trust” shall mean the Old Republic International Corporation Employees Savings and Stock Ownership Trust, as amended from time to time.

(aa)	“Trust Fund” shall mean all the money and other property held by the Trustee under the Trust.

(bb)	“Trustee” shall mean the Trustee or Trustees of the Trust acting from time to time.

(cc)	“Year of Service” shall mean:

(1)	For Plan Years beginning after December 31, 1977, each Plan Year during which an Employee has completed one thousand (1,000) or more Hours of Service with the Employer.

(2)	For Plan Years ending before January l, 1978, each year an Employee was employed by an Employer.

2.3           Gender and Number

Wherever appropriate, words used in this Plan in the singular include the plural, and the masculine include the feminine.

SECTION III - ELIGIBILITY

3.1           General Rule

For purposes of making Salary Reduction and Employee After-Tax Contributions, each present or future Employee shall become a Participant on his date of hire.  For purposes of all other contributions, each present or future Employee shall become a Participant on his date of hire, provided he completes one thousand (l,000) or more Hours of Service during his first twelve (12) months of employment with an Employer.

3.2           Secondary Rule

If an Employee fails to meet the requirements of paragraph 3.l above, he shall become a Participant as of the first day of the Plan Year beginning after his date of hire or any Plan Year thereafter during which he completes one Year of Service with an Employer.

3.3           Leased Employees and Independent Contractors

Leased employees within the meaning of Section 414(n)(2) of the Code shall not be eligible to participate in this Plan under either the General Rule of paragraph 3.1 or the Secondary Rule of paragraph 3.2.  Individuals treated by Employers as independent contractors shall not be eligible to participate in this Plan under either the General Rule of paragraph 3.1 or the Secondary Rule of paragraph 3.2, regardless of whether they may be classified as employees for federal income tax purposes.

3.4           Notice of Eligibility

An Employer shall give each Employee written notice of his becoming a Participant in the Plan within a reasonable period after he becomes a Participant.

3.5           Consent of Participants and Beneficiary Designation

Each Participant shall execute a written statement on a form or forms to be provided by the Committee, such written statement to provide the following:

(a)	the designation by the participant of his Beneficiary or Beneficiaries who shall be entitled to receive distributions under the Plan in the event of such Participant’s death; and

(b)	the consent by the Participant to be bound by any decision or action taken in good faith as a result of the Committee’s determination of facts in applying the provisions of the Plan.

SECTION IV - CONTRIBUTIONS

4.1           Salary Reduction Contributions

(a)
This paragraph 4.1 is intended to constitute a qualified cash or deferred arrangement under Code section 401(k).  Contributions to the Plan under this paragraph 4.1 shall be called “Salary Reduction Contributions.”

(b)
As of the date an Employee becomes eligible to participate in the Plan and at least once a year thereafter, he shall have the right to enter into a salary reduction agreement with his Employer in the manner prescribed by the Committee, which will allow the Participant to have his annual Recognized Compensation reduced by 1% through 100%, subject to a maximum calendar year reduction of $15,000 (as adjusted by the Secretary of the Treasury to take into account cost of living increases under Code section 402(g)) and such other limitations as the Committee may impose.  Within the prescribed limits, a Participant may change the level of his salary reductions.

(c)
Effective as of January 1, 2005, all Employees who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, section 414(v) of the Code.  Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

(d)
For each pay period each Employer shall contribute to the Plan an amount on behalf of each Participant employed by the Employer equal to the amount the Participant’s salary was reduced during such pay period pursuant to a salary reduction agreement described in subsection (b) or (c) above, but which has not been refunded to the Participant.  If a Participant’s employment with an Employer is terminated, the Employer shall immediately pay to the Participant the amount his salary was reduced pursuant to subsection (b) or (c) above, but which has not yet been contributed to the Plan.  Such contributions shall be paid to the Trust as soon as possible following the end of the month during which the pay date for the pay period falls.

4.2           Employee After-Tax Contributions

A Participant may but is not required to contribute to the Plan each Plan Year not less than 1% nor more than 100% in whole percentages of his annual Recognized Compensation, on an after tax basis.  When a Participant has reached the maximum permitted calendar year reduction under Code section 402(g), as described in paragraph 4.1(b), his contributions shall automatically continue as Employee After-Tax Contributions.  Any contributions by a Participant pursuant to this paragraph 4.2 shall be withheld by his Employer each payday and remitted by it periodically (at least quarterly) to the Trustee.

4.3           Change of Rate of Contributions

Within the prescribed limits, a Participant may change the percentage of his compensation to be contributed pursuant to paragraphs 4.l and 4.2 hereof.  Any such change shall take effect as soon as administratively feasible following the date the Participant requests such change pursuant to procedures established by the Committee.

4.4           Employer Matching Contributions

For each Plan Year, each Employer shall contribute to the Plan on behalf of each Participant who contributes to the Plan a percentage of the amounts (not to exceed 6%) contributed by the Participant pursuant to paragraphs 4.1 and 4.2 hereof and not withdrawn during the Plan Year pursuant to Section XVI.  The matching percentage to be contributed by the Employer each Plan Year shall be based upon the percentage increase in average operating earnings per share for the most recent five year periods.  This percentage increase in average operating earnings per share is obtained by comparing the average operating earnings per share for the Company for the five years ending with the Calculation Year, with the same average for the five years ending the year prior to the Calculation Year.  Operating earnings per share are determined pursuant to generally accepted accounting principles and are equal to net income per share exclusive of realized capital gains or losses.  The matching percentage is set forth in the following schedule:

Percentage of Recognized Compensation Contributed
Percentage increase in average operating earnings per share for the most recent 5 years ending with the Calculation Year over the average for the 5 years ending with the Plan Year prior to the Calculation Year

	Less than 6%	6% to 9%	9.01% to 15%	15.01% to 20%	Over 20%
Up to 1.00%	30%*	40%*	65%*	100%*	140%*
1.01% to 2.00%	28%	38%	63%	98%	138%
2.01% to 3.00%	26%	36%	61%	96%	136%
3.01% to 4.00%	24%	34%	59%	94%	134%
4.01% to 5.00%	22%	32%	57%	92%	132%
5.01% to 6.00%	20%	30%	55%	90%	130%
6.01% to 15.00%	None	None	None	None	None

*Employer Contributions as a percentage of Employee’s contribution.

Notwithstanding anything herein to the contrary, effective January 1, 2002, Recognized Compensation shall be limited to $150,000 for purposes of calculating Employer Matching Contributions.

         4.5           Discretionary Employer Contributions

In addition to the contributions set forth in paragraph 4.4 hereof each Employer may contribute such additional amounts as the Board of Directors of the Employer may determine from time to time.  The amount of the Employers’ contributions are subject to the following limitations:

(a)	No contributions shall be made by any of the Employers for any Plan Year if the Annual Net Profit Before Taxes for all Employers in the aggregate for such year is less than $2,500,000.

(b)
No contribution shall be made on behalf of any Participant if the allocation of such contribution to his account would be contrary to the provisions of Section XVIII.  In the event the allocation of any contribution to any Participant would be contrary to the provisions of Section XVIII hereof, the amount of the Employer contribution shall be reduced to the extent necessary to comply with Section XVIII.

(c)
No contribution shall be made by any Employer for any Plan Year which contribution exceeds the maximum amount deductible by it for such year under Section 404 of the Code or any comparable section of any future legislation which amends, supplements or supersedes said section.

4.6           Consequences if Employer Cannot Contribute

If an Employer cannot contribute to the full extent required by paragraph 4.4 hereof because of the limitations of paragraph 4.5(c) and if the deficiencies in such contributions are not entirely made-up by another Employer, contributions pursuant to paragraph 4.4 hereof on behalf of Participants employed by the Employer shall be reduced in the same proportion that the contributions made bear to the contributions that would have been made but for such limitations.

4.7           Cash or in Kind

Employer contributions for any year may be made wholly or partly in cash or other property and the transfer of any such property to the Trustee shall be at the fair market value of the property as determined by the Employer at the time of such transfer.  Each Employer shall pay to the Trustee its contribution to the Plan for each Plan Year within the time prescribed by law, including extensions of time, for the filing of its federal income tax return for the Plan Year.

4.8           No Reversion

Except for the provisions of paragraph 4.9 hereof, in no event shall any part of the Trust Fund revert to an Employer or be used for purposes other than for the exclusive benefit of Participants in this Plan or their Beneficiaries.

4.9           Return Upon Mistake

Notwithstanding anything herein to the contrary, an Employer may request that a contribution which was made by a mistake of fact or conditioned upon the qualification of the Plan under Section 401 of the Code which condition was not met, or which was conditioned upon the deductibility of the contribution under Section 404 of the Code and was disallowed, shall be returned to the Employer within one year after the payment of the contribution, denial of qualification, or the disallowance of the deduction (to the extent disallowed) respectively.

4.10           Excess Deferrals

If a Participant has made excess deferrals for a calendar year (Salary Reduction Contributions in excess of the annual calendar year limit of Code section 402(g)) and prior to the March 1 following the end of such calendar year the Participant notifies the Committee of the amount of excess deferrals received by the Plan, then no later than the first April 15 following the close of the calendar year the Plan shall return to the Participant the amount of excess deferrals specified in the notice together with all income or losses allocable to the contributions for the year of contribution.  A Participant is deemed to have notified the Committee of excess deferrals to the extent the Participant has excess deferrals for the taxable year calculated by taking into account only elective deferrals under the Plan and other plans of Affiliated Employers.  To the extent that Salary Reduction Contributions are distributed to a Highly Compensated Employee pursuant to this paragraph 4.10, the Employer Matching Contributions allocated to the Highly Compensated Employee with respect to such distributed Salary Reduction Contributions shall be forfeited.  Notwithstanding any other provisions herein regarding the allocation of forfeitures, forfeitures pursuant to this paragraph 4.10 shall be applied first to reduce the Employer Matching Contributions or Discretionary Employer Contributions for the year the excess arose, and then to reduce Employer Matching Contributions or Discretionary Employer Contributions for future years as soon as possible.

4.11           Limitation

Participant contributions for any Plan Year pursuant to this Section IV shall be limited as provided in Section V.

4.12           Employer Contributions for Acquisition Loans.

Each Plan Year, the Employers shall, subject to any regulatory prohibitions, contribute an amount of cash (including amounts contributed under Section 4.4 hereof) sufficient to enable the Trustee to discharge any indebtedness incurred with respect to an Acquisition Loan pursuant to the terms of the Acquisition Loan.  The Employers’ obligation to make contributions under this Section 4.12 shall be reduced to the extent of any investment earnings attributable to such contributions and any cash dividends paid with respect to Company Stock held by the Trustee in the Loan Suspense Account.  If there is more than one Acquisition Loan, the Employers shall designate the one to which any contribution pursuant to this Section 4.12 is to be applied.

4.13           Acquisition Loans.

The Trustee may incur Acquisition Loans from time to time to finance the acquisition of Company Stock for the Trust or to repay a prior Acquisition Loan.  An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest, and shall not be payable on demand except in the event of default, and shall be primarily for the benefit of Participants and Beneficiaries of the Plan.  An Acquisition Loan may be secured by a collateral pledge of the Financed Shares so acquired and any other Plan assets which are permissible securities within the provisions of Section 54.4975-7(b) of the Treasury Regulations.  No other assets of the Plan or Trust may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against any other Trust assets.  Any pledge of Financed Shares must provide for the release of shares so pledged on a basis equal to the principal and interest (or if the requirements of Section 54.4975-7(b)(8)(ii) of the Treasury Regulations are met and the Employer so elects, principal payments only), paid by the Trustee on the Acquisition Loan.  The released Financed Shares shall be allocated to Participants’ Accounts in accordance with the provisions of Section 7.7 or Section 7.9 of the Plan, whichever is applicable.  Payment of principal and interest on any Acquisition Loan shall be made by the Trustee only from the Employer contributions paid in cash to enable the Trustee to repay such loan in accordance with Section 4.12 of the Plan, from earnings attributable to such contributions, and any cash dividends received by the Trustee on Financed Shares acquired with the proceeds of the Acquisition Loan (including contributions, earnings and dividends received during or prior to the year of repayment, less such payments in prior years), whether or not allocated.  Financed Shares shall initially be credited to the Loan Suspense Account and shall be transferred for allocation to the Company Stock Accounts of Participants only as payments of principal and interest (or, if the requirements of Section 54.4975-7(b)(8)(ii) of the Treasury Regulations are met and the Employer so elects, principal payments only), on the Acquisition Loan are made by the Trustee.  The number of Financed Shares to be released from the Loan Suspense Account for allocation to Participants’ Company Stock Accounts for each Plan Year shall be based on the ratio that the payments of principal and interest (or, if the requirements of Section 54.4975-7(b)(8)(ii) of the Treasury Regulations are met and the Employer so elects, principal payments only), on the Acquisition Loan for that Plan Year bear to the sum of the payments of principal and interest on the Acquisition Loan for that Plan Year plus the total remaining payments of principal and interest projected (or, if the requirements of Section 54.4975-7(b)(8)(ii) of the Treasury Regulations are met and the Employer so elects, principal payments only), on the Acquisition Loan over the duration of the Acquisition Loan repayment period, subject to the provisions of Section XIX of the Plan.

SECTION V - LIMITATIONS

5.1           Definitions

For purposes of this Article, the following definitions apply:

(a)
the “Actual Contribution Percentage” (“ACP”) for an individual Employee for a Plan Year shall be the ratio of the sum of the Employee After-Tax Contributions and Employer Matching Contributions made to the Plan on behalf of such Employee for the Plan Year to the Employee’s Recognized Compensation for the portion of the Plan Year during which he is a Participant.  However, if the Plan is aggregated with one or more other plans described under Code section 401(a) in order to meet the requirements of Code sections 401(a)(4) or 410(b), all such plans shall be aggregated for purposes of computing the ACP.  An Employee with no Employee After-Tax Contributions or Employer Matching Contributions for a Plan Year shall have an ACP of zero.  The “ACP” of a group of Employees for a Plan Year shall be the average of the ACPs of the Employees in the group.  For purposes of calculating the ACP, an Employer Matching Contribution shall be taken into account for a Plan Year only if it is made on account of the Employee’s Salary Reduction Contributions for the Plan Year, is allocated to the Employee’s ESOP Account during the Plan Year, and is actually paid to the Trust within 12 months following the last day of the Plan Year.

(b)
the “Actual Deferral Percentage” (“ADP”) for an individual Employee for a Plan Year shall be the ratio of Salary Reduction Contributions made on behalf of such Employee for the Plan Year, to the Employee’s Recognized Compensation for the portion of the Plan Year during which he is a Participant.  However, if the Plan is aggregated with one or more other plans described under Code section 401(a) in order to meet the requirements of Code sections 401(a)(4) or 410(b), all such plans shall be aggregated for purposes of computing the ADP.  An Employee with no Salary Reduction Contributions for a Plan Year shall have an ADP of zero.  The “ADP” of a group of Employees for a Plan Year shall be the average of the ADPs of the Employees in the group.  For purposes of calculating the ADP, a Salary Reduction Contribution shall be taken into account for a Plan Year only if: (i) it would have been received by the Employee in the Plan Year but for his salary reduction agreement, or if it is attributable to services performed during the Plan Year, if it would have been received by the Employee within 22 months after the Plan Year; (ii) it is allocated to the Employee’s Salary Reduction Contribution Account during the Plan Year and is not contingent on the performance of services after the Plan Year; and (iii) it is actually paid to the Trust within 12 months following the last day of the Plan Year.

(c)
“Highly Compensated Employee” shall have the same definition as found in paragraph 1.14 hereof, but if a Highly Compensated Employee is eligible to participate in two or more plans maintained by an Employer or an Affiliated Employer that are described in Code section 401(a), all contributions to all plans on behalf of the Highly Compensated Employee shall be aggregated for purposes of calculating his ADP or ACP.

5.2	ACP Discrimination Test

Employee After-Tax Contributions and Employer Matching Contributions to this Plan for any Plan Year shall not exceed the maximum amount permitted under Code Section 401(m)(2) and Treasury Regulation Section 1.401(m)-1(b)(2) of the regulations thereunder.  These provisions are incorporated herein by reference and generally require that:

(a)
the ACP for eligible Highly Compensated Employees not exceed that of all other eligible Participants by more than two percentage points, and that the ACP for eligible Highly Compensated Employees be not more than that of all other eligible Employees multiplied by 2.0; or

(b)	the ACP of eligible Highly Compensated Employees not exceed that of the other eligible Participants multiplied by 1.25.

5.3           Correction of Excess Aggregate Contributions - ACP Test

(a)
To the extent necessary to meet the requirements of paragraph 5.2 hereof, excess aggregate contributions (Employee After-Tax Contributions or Employer Matching Contributions in excess of the limitations of paragraph 5.2 hereof) determined as set forth in subparagraph (d) below, for Highly Compensated Employees shall be reduced, beginning with the Highly Compensated Employee with the highest dollar contribution, until either such requirements are satisfied or the next highest contribution of a Highly Compensated Employee is reached.  This process shall continue until the Plan conforms to the requirements described in paragraph 5.2.

(b)
Employee contributions for a Plan Year reduced pursuant to subparagraph (a) above shall be distributed to Highly Compensated Employees together with any income and minus any loss allocable to such excess aggregate contributions for the Plan Year of contribution on or before March 15 following the end of the Plan Year, but in no event later than the close of the following Plan Year.

(c)
Employer Matching Contributions reduced pursuant to subparagraph (a) above together with any income and minus any loss allocable to such excess contributions for the Plan Year of contribution shall be forfeited as of the end of the Plan Year for which the contribution was made.  To the extent that Employee After-Tax Contributions are distributed to a Highly Compensated Employee pursuant to this paragraph, any Employer Matching Contributions allocated to the Highly Compensated Employee with respect to such distributed Salary Reduction Contributions shall be forfeited as of the end of the Plan Year for which the contribution was made.  Notwithstanding any other provisions herein regarding the allocation of forfeitures, forfeitures pursuant to this subparagraph (c) shall be applied first to reduce the Employer Matching Contributions or Discretionary Employer Contributions for the year the excess arose, and then to reduce Employer Matching Contributions or Discretionary Employer Contributions for future years as soon as possible.

(d)	For the purpose of this paragraph 5.3, “Excess Aggregate Contributions” shall mean with respect to any Plan Year the excess of:

(i)	The aggregate amount of employer contributions actually taken into account in computing the ACP of Highly Compensated Employees for such Plan Year, over

(ii)
The maximum amount of such contributions permitted by the ACP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the ACP’s beginning with the highest such percentage).

5.4           ADP Discrimination Test

Salary Reduction Contributions to this Plan for any Plan Year shall not exceed the maximum amount permitted under Code Section 401(k)(3) and Treasury Regulation Section 1.401(k)-1(b)(2) of the regulations thereunder.  These provisions are incorporated herein by reference and generally require that:

(a)
the ADP for eligible Highly Compensated Employees not exceed that of all other eligible Participants by more than two percentage points, and that the ADP for eligible Highly Compensated Employees be not more than that of all other eligible Employees multiplied by 2.0; or

(b)	the ADP of eligible Highly Compensated Employees not exceed that of the other eligible Participants multiplied by 1.25.

5.5           Correction of Excess Contributions - ADP Test

(a)
To the extent necessary to meet the requirements of paragraph 5.4 hereof, excess contributions (Salary Reduction Contributions in excess of the limitations of paragraph 5.4 hereof) determined as set forth in subparagraph (d) below, for Highly Compensated Employees shall be reduced, beginning with the Highly Compensated Employee with the highest dollar contribution, until either such requirements are satisfied or the next highest contribution of a Highly Compensated Employee is reached.  This process shall continue until the Plan conforms to the requirements described in paragraph 5.4.

(b)
Salary Reduction Contributions for a Plan Year reduced pursuant to subparagraph (a) above shall be distributed to Highly Compensated Employees together with any income and minus any loss allocable to such excess contributions for the Plan Year of contribution on or before March 15 following the end of the Plan Year, but in no event later than the close of the following Plan Year.

(c)
To the extent that Salary Reduction Contributions are distributed to a Highly Compensated Employee pursuant to this paragraph, any Employer Matching Contributions allocated to the Highly Compensated Employee with respect to such distributed Salary Reduction Contributions shall be forfeited as of the end of the Plan Year for which the contribution was made.  Notwithstanding any other provisions herein regarding the allocation of forfeitures, forfeitures pursuant to this subparagraph (c) shall be applied first to reduce the Employer Matching Contributions or Discretionary Employer Contributions for the year the excess arose, and then to reduce Employer Matching Contributions or Discretionary Employer Contributions for future years as soon as possible.

(d)	For the purpose of this paragraph 5.5, “Excess Contributions” shall mean with respect to any Plan Year the excess of:

(i)	The aggregate amount of contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

(ii)
The maximum amount of such contributions permitted by the ADP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the ADP’s beginning with the highest such percentage).

5.6           ADP and ACP  -  Current Year Testing Method

Notwithstanding any provisions of this Section V to the contrary, the limitations of paragraphs 5.2 and 5.4 above shall be applied based upon the actual deferral percentage and actual contribution percentage of nonhighly compensated employees for the plan year for which such limitations are being applied to highly compensated employees.

5.7           Good Faith Amendment Regarding Final 401(k)/401(m) Regulations

(a)
Effective Date.  The Company adopts this paragraph 5.7 to reflect certain changes required by final regulations published on December 29, 2004, under sections 401(k) and 401(m) of the Code (“Final 401(k) Regulations”).  The Company intends this paragraph 5.7 to be good faith compliance with the Final 401(k) Regulations and this paragraph shall be interpreted and applied in conformance with that intent.  This paragraph 5.7 shall be effective for Plan Years beginning after December 31, 2005 and shall supersede inconsistent provisions of the Plan.

(b)
An Employee’s election to make Salary Reduction Contributions pursuant to paragraph 4.1 shall not relate to compensation payable prior to the adoption or effective date of the qualified cash or deferred arrangement provisions of the Plan.  In addition, except for occasional, bona fide administrative considerations, contributions made pursuant to such an election cannot precede the earlier of (1) the performance of services relating to the contribution and (2) when the compensation that is subject to the election would be  currently available to the Employee in the absence of an election to defer.

(c)
Distributions of Income Attributable to Excess Contributions .  Distributions of Excess Contributions must be adjusted for any income or loss, including an adjustment for income or loss for the period between the end of the Plan Year and the date of the distribution (the “Gap Period”).  The Committee may use any reasonable method for computing the income or loss allocable to Excess Contributions, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participants’ accounts.

(d)
Distribution of Income Attributable to Excess Aggregate Contributions.  Distributions of Excess Aggregate Contributions must be adjusted for income (gain or loss), including an adjustment for income and loss for the Gap Period.  The Committee may use any reasonable method for computing income and loss allocable to Excess Aggregate Contributions, provided that such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participants’ Accounts.

(e)
Distributions of Excess Elective Deferrals.  A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Committee of the amount of the Excess Elective Deferrals to be assigned to the Plan.  A Participant is deemed to notify the Committee of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plan, contract or arrangement of the Employer.  Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year or calendar year.  For years beginning after 2005, distribution of Excess Elective Deferrals for a year shall be made first from the Participant's pre-tax elective deferrals, to the extent pre-tax elective deferrals were made for the year, unless the Participant specifies otherwise.  Excess Elective Deferrals shall be adjusted for any income or loss up to the date of distribution.  The Committee shall use a reasonable method for computing the income or loss allocable to Excess Elective Deferrals, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participants' Accounts.

SECTION VI - ADMINISTRATION COMMITTEE

6.1           Members

The Administration Committee under the Plan shall be the Executive Committee of the Board of Directors of the Company, and shall be referred to herein as the “Committee”.

6.2           Secretary

The Committee will appoint a Secretary, who may but need not be a member of the Committee; and any documents required to be filed with, or any notice required to be given to the Committee will be properly filed or given if mailed by registered mail or delivered to the Secretary of the Committee in care of the Company.

6.3           Duties

The Committee shall have the duty and authority to interpret and construe this Plan in regard to all questions of eligibility, the status and rights of Participants, Beneficiaries, and other persons hereunder, and the manner and time of the payment of any benefits hereunder.  It shall direct the Trustee as to the names of payees and the time, amount and manner of the payment of benefits under Section XI hereof.  The Committee shall furnish to Participants forms for the designation of Beneficiaries, and shall maintain a file of Participants’ Beneficiary designations.  In general, it shall be charged with the overall management of the plan of employee benefits herein provided for, subject to the powers and duties of the Trustee with respect to the Trust Fund.

6.4           Majority Vote

The decision of the Committee as to any matter relating to this Plan shall be determined by a majority vote or other affirmative expression of a majority of the members.  Its decision or action on any matters within its discretion, after proper notification and opportunity for review have been given in accordance with paragraph 6.10 hereof, shall be final and conclusive as to the parties hereto and as to all Participants, Beneficiaries, and other persons claiming any rights hereunder, provided that no member of the Committee shall participate in any decision specifically affecting his own interest in the Trust.  The Trustee shall be fully protected in acting upon the decision of the Committee as set forth in writing over the signature of the Secretary or a majority of its members.  The Trustee shall be entitled to rely upon the names of Committee members as last certified to by the Company, and to rely upon the name of the Secretary of the Committee as last certified to by a majority of its members.

6.5           Indemnification

The Company shall indemnify and save the members of the Committee, and each of them, harmless from the effects and consequences of their acts, omissions, and conduct in their official capacity, except to the extent that such effects and consequences shall result from their own willful misconduct.

6.6           No Compensation

No member of the Committee shall receive any compensation or fee for his services, but the Company shall reimburse the Committee members for any necessary expenditures incurred in the discharge of their duties as Committee members.

6.7           Counsel and Agents

The Committee may employ such counsel (who may be of counsel for an Employer) and agents, and may arrange for such clerical and other services as it may require in carrying out the provisions of this Plan.

6.8           Records

The Committee shall keep a record of all its proceedings and shall keep or cause to be kept all such books of account, records and other data as may be necessary or advisable in its judgment for the administration of the plan of employee benefits herein provided.

6.9           Successor

In the event the Committee for any reason ceases to function, the Company shall thereafter have the power and authority granted to the Committee and the duties imposed upon it by this Agreement.

6.10           Claims Procedure

The Committee shall notify in writing any Participant or Beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, written in a manner calculated to be understood by the Participant whose claim for benefits has been denied.  As to any Participant or Beneficiary whose claim for benefits has been denied, the Committee shall afford such Participant or Beneficiary a reasonable opportunity for a full and fair review by the Committee of the decision denying the claim.  Benefits under this Plan shall be paid only if the Committee determines, in its discretion, that the Participant or Beneficiary is entitled to them.

6.11           Information from the Employers

Each Employer shall furnish the Committee with the following information from time to time as shall be necessary to carry out this plan:

(a)	compensation of each Participant for each year;

(b)	change in the employment status of a Participant, involving:

(1)	voluntary resignation

(2)	dismissal

(3)	other termination of employment; e.g., an Employee’s temporary layoff becoming permanent

(4)	retirement on account of age

(5)	permanent disability

(6)	death

(7)	Hours of Service

(c)	such other data and information possessed by the Employer as the Committee may require in the performance of its duties hereunder.

The Employer’s determination as to these matters shall be final and binding on all persons.

6.12           Voting Rights

Each Participant shall have the right to exercise the voting rights of the number of shares of Company Stock held in the Trust the value of which has been allocated to his accounts.  If a Participant does not exercise his voting rights, the Committee shall have the authority to exercise such voting rights.  Further the Committee shall have the authority and right to exercise the voting rights of Company Stock held in the Trust the value of which has not been allocated to a Participant’s account.

6.13           Funding Policy

The Committee shall from time to time, but in no event less than once each Plan Year, consider and establish, or reconsider and reestablish, a funding policy which will encompass the short-term and long-term goals for income and appreciation of each of the Funds, other than the Old Republic Employer Stock Fund.  The Committee may consult with investment advisers or other advisers as the Committee in its discretion deems necessary.  The Committee shall then communicate this funding policy to the Trustee or others who are responsible for the investment management of the Trust Fund.

SECTION VII - ACCOUNTING PROVISIONS

7.1           Cash Basis

All accounting of the Plan and Trust, other than the allocations and credits of net income or net loss, and Employer contributions as of each Allocation Date as provided hereafter, shall be rendered on a cash basis.

7.2           Taxes and Expenses

All taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws upon this Plan, or any income thereof, shall be paid by the Trustee from the Trust Fund.  The expenses incurred by the Committee in the administration of the Plan including fees for legal, accounting, investment, custodial, and other services rendered to the Committee or to the Trustee, and all other proper charges and expenses of the Committee shall be paid by the Trustee from the Trust Fund.  If the Committee determines that an expense is attributable directly to any specific Fund hereunder, the Committee in its discretion may direct that such expense be charged to the particular Fund creating the expense.

7.3           Accounts

The Committee shall maintain two separate accounts for each Participant, one to be known as his Individual Contribution Account, including separate subaccounts for Employee After-Tax Contributions and Salary Reduction Contributions, and the second as his ESOP Account, including a separate ESOP Cash Account to reflect his share, if any, of Employer Matching Contributions made in cash, any cash dividends on Company Stock allocated and credited to his Company Stock Account (other than currently distributable dividends) and his share of corresponding cash Forfeitures and any income, gains, losses, appreciation or depreciation attributable thereto, and a Company Stock Account to reflect his share of the Company Stock purchased with his ESOP Cash Account or his Individual Contribution Account, his share of Employer Matching Contributions made in Company Stock, released Financed Shares, Forfeitures allocated to such account and any Company Stock attributable to earnings on such stock.  A separate accounting shall be maintained with respect to that portion of a Participant’s Company Stock Account attributable to Employee After-Tax Contributions and Salary Reduction Contributions.  The following items shall be credited to or charged against the accounts of each person as provided herein:

(a)	his share in the contributions of the Employers;

(b)	his own contributions to the Trust;

(c)	his share in the net income or net loss of the Trust;

(d)	payments from his account;

(e)
shares in the forfeitures from the accounts of other Participants — that is, the part of another Participant’s share which, upon his incurring a One Year Break in Service as provided by Section IX does not vest in him but remains in the Trust Fund.

The credits and charges provided by (a) and (e) shall be made on the last Allocation Date of each Plan Year.  The credits and charges provided by (c) shall be made as of each Allocation Date.  The contributions of each Participant for each Plan Year provided by (b) shall be allocated and credited to this Individual Contribution Account periodically when received by the Trustee.  Payments from an Account shall be charged to the Account when paid.

7.4           Accounting for Allocations.

The Committee shall establish the Accounts (and sub-accounts, if deemed necessary) for each Participant, and the accounting procedures for purposes of making allocations to the Participants’ Accounts provided for in this Section VII.  The Committee shall maintain adequate records of the cost basis of shares of Company Stock allocated to each Participant’s Company Stock Account.  The Committee also shall keep separate records of Financed Shares attributable to each Acquisition Loan and of contributions made by the Employers (and any earnings thereon) made for the purpose of enabling the Trustee to repay any Acquisition Loan.  From time to time, the Committee may modify its accounting procedures for the purpose of achieving equitable and nondiscriminatory allocations among the Participants’ Accounts, in accordance with the provisions of this Section VII and the applicable requirements of the Code and ERISA.

7.5           Maintenance of Participants’ ESOP Accounts.

(a)	Company Stock Account. As of each Allocation Date, the Committee shall adjust the Company Stock Account of each Participant as follows:

(1)	First, charge to each Participant’s Company Stock Account all distributions, payments and expenses that have not been previously charged;

(2)
Next, credit to each Participant’s Company Stock Account the shares of Company Stock, if any, that have been purchased with amounts from his Individual Contribution Account or ESOP Cash Account, and adjust such Individual Contribution Account or ESOP Cash Account in accordance with the provisions of Section 7.6 of the Plan; and

(3)
Next, credit to each Participant’s Company Stock Account the shares of Company Stock representing contributions made by the Employers in the form of Company Stock and the number of Financed Shares released from the Loan Suspense Account under Section 4.13 of the Plan that are to be allocated and credited as of that date in accordance with the provisions of Section 7.7 of the Plan.

(4)	ESOP Cash Account. For each Plan Year, Employer Contributions (other than contributions used to repay an Acquisition Loan), that are made in cash for that year, shall be allocated, as of the Allocation Date of that Plan Year, to the ESOP Cash Account of each Participant.  Upon the purchase of Company Stock with such cash, such shares shall be credited to the Company Stock Account of such Participant and the Participant’s ESOP Cash Account shall be charged by the amount of the cash used to buy such Company Stock.  The Trustee shall also credit to the ESOP Cash Account of each Participant any cash dividends paid to the Trustee on shares of Company Stock held in that Participant’s ESOP Account as of the record date for such cash dividends.  Net income or net loss of each Fund shall be allocated among the accounts of Participants having an interest in such Fund in the proportion that the net credit in the Accounts of each such person in the respective Fund on said date bears to the total net credits in the Accounts of all such persons in the respective Fund on said date.

7.6           Maintenance of Participants’ Individual Contribution Accounts.

As of each Allocation Date, the Committee shall adjust the Individual Contribution Account of each Participant as follows:

(a)	First, charge to each Participant’s Individual Contribution Account all distributions, payments and expenses that have not previously been charged;

(b)	Next, if Company Stock is purchased with assets from a Participant’s Individual Contribution Account, the Participant’s Individual Contribution Account shall be charged accordingly;

(c)
Next, allocate the net income or net loss of each Fund in the Trust, as determined pursuant to paragraph 13.1 hereof, among the accounts of each Participant having an interest in the Fund on the date such allocation of income and loss is made.  Such allocations shall be made in the proportion that the net credit in the Accounts of each such person in the respective Fund on said date bears to the total net credits in the Accounts of all such persons in the respective Fund on said date.  The allocation of income and loss shall be made prior to any other allocation as of that date and shall be based on the actual earnings and losses credited or charged to Funds in which the Participants’ Accounts are invested pursuant.

7.7           Allocation and Crediting of Employer Matching Contributions.

Except as otherwise provided for in Section 7.9 of the Plan, as of the last Allocation Date for each Plan Year:

(a)
Company Stock released from the Loan Suspense Account for that year and shares of Company Stock contributed directly to the Plan shall be allocated and credited to each Participant who is employed by an Employer on the last day of the Plan Year as follows:

(1)
first, the number of shares of Company Stock with a fair market value (valued as of the last day of each calendar quarter) equal to the matching contributions made under Section 4.4 of the Plan on behalf of each Participant shall be credited to the Participant’s Company Stock Account (and a matching contribution sub-account); and then

(2)
the remaining number of shares of Company Stock that bears the same ratio as the Participant’s Compensation while a Participant bears to the aggregate Compensation of all Participants (while Participants) for the Plan Year shall be credited to such Participant’s Company Stock Account.

7.8           Limitations as to Certain Section 1042 Transactions.

To the extent that a shareholder of Company Stock sells qualifying Company Stock to the Plan and elects (with the consent of the Company) nonrecognition of gain under Section 1042 of the Code, no portion of the Company Stock purchased in such nonrecognition transaction (or dividends or other income attributable thereto) may accrue or be allocated during the nonallocation period (the ten (10) year period beginning on the later of the date of the sale of the qualified Company Stock or the date of the Plan allocation attributable to the final payment of an Acquisition Loan incurred in connection with such sale) for the benefit of:

(a)	The selling shareholder;

(b)	The spouse, brothers or sisters (whether by the whole or half blood), ancestors or lineal descendants of the selling shareholder or descendant referred to in (a) above; or

(c)	Any other person who owns, after application of Section 318(a) of the Code, more than twenty-five percent (25%) of

(1)	any class of outstanding stock of the Company or any Affiliate, or

(2)	the total value of any class of outstanding stock of the Company or any Affiliate.

For purposes of this Section 7.8, Section 318(a) of the Code shall be applied without regard to the employee trust exception of Section 318(a)(2)(B)(i) of the Code.

7.9           Dividends.

(a)
Stock Dividends. Dividends on Company Stock which are received by the Trustee in the form of additional Company Stock shall be retained in the portion of the Trust Fund consisting of Company Stock, and shall be allocated among Participants’ Accounts and the Loan Suspense Account in accordance with their holdings of the Company Stock on which the dividends have been paid.

(b)
Cash Dividends on Allocated Shares.  Dividends on Company Stock credited to Participants’ Accounts which are received by the Trustee in the form of cash shall be, at the direction of the Company, either be:

(1)	credited to Participants’ Accounts in accordance with Section 7.5 of the Plan and invested as part of the Trust Fund;

(2)	distributed immediately to the Participants;

(3)	distributed to the Participants within ninety (90) days of the close of the Plan Year in which paid; or

(4)	used to repay first principal and then, if available, interest on the Acquisition Loan used to acquire Company Stock on which the dividends were paid.

In addition to the above methods of treating dividends on allocated shares at the sole discretion of the Committee, Participants may elect that dividends on Company Stock credited to their Accounts which are received by the Trustee in the form of cash shall either be:

(5)	paid to the Plan and reinvested in Company Stock and credited to the Participant’s Account;

(6)	distributed in cash to the Participant; or

(7)	distributed to the Participant within ninety (90) days of the close of the Plan Year in which paid.

Dividends subject to an election under this paragraph (and any Stock acquired therewith pursuant to a Participant’s election) shall at all times be fully vested.  To the extent the Committee allows elections pursuant to this Section, the Committee will establish policies and procedures consistent with guidance issued under Section 404(k) of the Code or which the Committee believes is consistent with the provisions of Section 404(k) of the Code in the absence of relevant regulatory guidance.

(c)
Cash Dividends on Unallocated Shares.  Dividends on Company Stock held in the Loan Suspense Account which are received by the Trustee in the form of cash shall be applied as soon as practicable to payments of first principal and then, if available, interest under the Acquisition Loan incurred with the purchase of the Company Stock.

(d)
Financed Shares.  Financed Shares released from the Loan Suspense Account by reason of dividends paid with respect to such Company Stock shall be allocated under Section 7.6 and Section 7.7 of the Plan as follows:

(1)	First, Financed Shares with a fair market value at least equal to the dividends paid with respect to the Company Stock allocated to Participants’ Accounts shall be allocated among and credited to the Accounts of such Participants, pro rata, according to the number of shares of Company Stock held in such accounts on the date such dividend is declared by the Company;

(2)
Then, any remaining Financed Shares released from the Loan Suspense Account by reason of dividends paid with respect to Company Stock held in the Loan Suspense Account shall be allocated among and credited to the Accounts of all Participants, pro rata, according to each Participant’s Compensation.

7.10           Accounts Maintained for Record Keeping Only

Separate accounts or records may be maintained for operational and accounting purposes for each Fund, but, except as provided in Section VIII hereof, no such account shall be considered as segregating any funds or property in each Fund from any other funds or property contained in such Fund.  In no event shall maintenance of an account or record designated as the account of a person having a credit in the Plan mean that such person shall have a greater or lesser interest than that due him under the terms of this Plan.  No person having a credit in the Plan shall have any specific title in any specific asset in the Trust.

7.11           Allocation of Forfeitures and Discretionary Contributions

(a)
Discretionary Contributions.  As of the last Allocation Date of each Plan Year the Committee shall allocate the balance of each Employer’s contribution, if any, made pursuant to paragraph 4.5 hereof to the Accounts of Participants employed by the Employer on said Allocation Date in the proportion that the total Recognized Compensation of each such Participant bears to the total Recognized Compensation of all such Participants.

(b)
Forfeitures.  As of the last Allocation Date of each Plan Year, the Committee shall allocate the forfeitures from the accounts of Participants to the Accounts of all Participants who have made contributions during the Plan Year pursuant to Section IV hereof and who are employed by an Employer on said Allocation Date in the proportion that the total Recognized Compensation (limited to $150,000) of each such Participant bears to the total Recognized Compensation (limited to $150,000) of all such Participants who made contributions.

7.12           Committee Records

The accounts and records of the Committee shall be open to inspection and audit at all reasonable times by any person designated by an Employer.  Such records shall contain all authorizations, directions and other information furnished or received by an Employer, the Committee and the Trustee.

7.13           Participant Statements

As soon as practicable after the end of each Plan Year the Committee will provide each Participant with a statement of his account balances as of the last Allocation Date of such year.

SECTION VIII - INVESTMENT OF THE TRUST FUND

8.1           Separate Investment Funds

The assets of the Trust Fund shall be separated and segregated into separate and distinct investment funds, including an Investment Fund that invests in Company Stock.  The Old Republic Employer Stock Fund shall consist of amounts allocated to Employer Contribution Accounts (Employers’ contributions, forfeitures and earnings thereon) and amounts allocated to Individual Contribution Accounts that Participants have directed to be invested in Company Stock.  The remaining funds shall consist of amounts allocated to Individual Contribution Accounts (Participants’ contributions and earnings thereon) and amounts directed by Participants to be transferred from the Old Republic Employer Stock Fund pursuant to the diversification provisions of paragraph 22.5 or Section XXIII hereof.  The Funds shall be invested as described below.

8.2           Old Republic Employer Matching Stock Fund

The Old Republic Employer Stock Fund shall be invested and reinvested entirely in Company Stock.  Employer cash contributions shall be invested in Company Stock as soon as it is practicable after receipt by the Trustee.  In making such purchases the Trustee shall give due regard to the trading volume of Company Stock at the time of such purchases and accordingly regulate the amount and timing of such purchases in order to minimize the effect on market price fluctuations which may be caused by such purchases.  All purchases of Company Stock shall be subject to any applicable federal or state securities laws and shall be made in accordance with all applicable rules and regulations promulgated thereunder.  The Trustee may purchase Company Stock directly from the Company.

8.3           Funds

The Committee may designate, add or delete such Funds as investment options under the Plan as may be deemed to be desirable from time to time, including a fund designed to invest in the common stock of the Company.  If the Committee creates such investment Funds, a separate Account will be established by the Trustee to reflect the portion, if any, of the Participant’s Accounts that is invested in any of the Funds.

SECTION IX - VESTING - FORFEITURES

9.1           Full Vesting

The entire amount of the credit in the accounts of a deceased Participant or a Participant who reaches his Normal Retirement Date or actually retires for disability prior thereto, plus any amount allocated to his accounts thereafter as provided by paragraphs 7.5, 7.6, 7.7, and 7.8, hereof, shall be vested and shall be paid to the person or persons entitled thereto at the times and in the manner provided by Section XI hereof.

9.2           Vesting on Termination of Service

A portion of the amount of the credits in the accounts of a Participant as of the Allocation Date coinciding with or next preceding the day he terminates his service with all Affiliated Companies for any reason other than his death, retirement on or after his Normal Retirement Date, or retirement for disability shall be paid to the person or person entitled thereto at the times and in the manner provided by Section XI hereof.  The amount to be paid shall be known as a “vested interest”, and shall be equal to the sum of the following:

(a)	the total of his Salary Reduction Contributions, Employee After-Tax Contributions and earnings thereon;

(b)	For Participants who complete an Hour of Service under the Plan in a Plan Year beginning on or after January 1, 2002, an amount equal to the following percentage of his credit in his ESOP Account:

Completed Years of Service with the Employers	Portion of Credit To be Paid (Vested Interest)
One	0%
Two	20%
Three	40%
Four	60%
Five	80%
Six or more	100%
(c)	and any net income or net loss allocated to his accounts thereafter, as provided by paragraph 7.5 hereof.

(d)
Notwithstanding the foregoing to the contrary each Participant whose vested percentage as of December 31, 1988 was greater than the percentage shown in subparagraph (b) above shall continue to be vested in no smaller a percentage than he was on December

31, 1988. Increases in his vesting percentage for service on and after January 1, 1989 shall be based upon the schedule contained in subparagraph (b) above.

Except as to his vested interest, the balance of the credits in the accounts of a Participant in this Plan who is not fully vested shall cease and be terminated immediately upon his termination of service with all Affiliated Companies.  The Committee shall direct the Trustee to transfer out of such Participant’s ESOP Account as of the time of his termination of service the balance in excess of the amount vested in him, as a forfeiture to be distributed among the ESOP Accounts of the other Participants according to the procedure provided by paragraph 7.8 hereof.  The percentage to be applied in (b) shall be applied to the ESOP Account balance as of the Allocation Date immediately preceding his date of termination before any credits are made to his accounts pursuant to paragraphs 7.5, 7.6, 7.7, and 7.8 hereof.  The unvested portion of the Participant’s Accounts that is invested in Company Stock shall be forfeited only after other unvested amounts in the Participant’s Accounts have been forfeited.

9.3           Breaks in Service and Return to Service

(a)
If a former Participant who has not incurred five consecutive One Year Breaks in Service returns to work for an Employer, he shall again become a Participant as of the first date after his termination during which he again completes an Hour of Service.  His Years of Service earned prior to his termination of service shall be restored.  Any amounts that were forfeited when he terminated shall not be restored, except pursuant to paragraphs 9.3(b) and (c) below.

(b)
If a partially vested Participant terminates and receives or begins to receive the balances in his Accounts prior to incurring five consecutive One Year Breaks in Service and thereafter returns to the service of an Employer as an Employee under the Plan, and prior to his Repayment Date repays to his ESOP Account the amount previously distributed to him from the Account, the Committee shall, at the end of the Plan Year in which the Participant repays the amount to his Account, allocate to his ESOP Account the amount necessary to restore the ESOP Account balance in the Account prior to his termination.  “Repayment Date” shall mean the earlier of:

(1)	the date the Participant incurs five consecutive One Year Breaks in Service after his distribution has begun; or

(2)	the end of the five year period beginning with the Participant’s return to service with an Employer as an Employee.

(c)
If a former Participant who returns to work for an Employer prior to incurring five consecutive One Year Breaks in Service had not begun to receive a distribution of the balances in his Accounts, any amounts that were forfeited upon his termination of service shall be restored as set forth in paragraph 9.4 below.

(d)	If partially or fully vested former Participant returns to work for an Employer, his prior Years of Service shall be restored no matter how many One Year Breaks in Service he has incurred. If a former Participant who has no vested interest incurs a five consecutive One Year Breaks in Service, then he shall forfeit his prior Years of Service.

9.4           Source of Restoration of Forfeitures

The amount necessary to restore the balances in a returned Participant’s ESOP Account shall come from amounts forfeited from the ESOP Accounts of those Participants who terminated during the year.  In the event that such forfeitures are insufficient to restore the Account, the Company shall contribute the additional amounts required.

9.5           Service of Less than 1,000 Hours

A Plan Year in which a Participant completes between 501 and 999 (inclusive) Hours of Service with an Employer shall not be treated either as a One Year Break in Service or as a year in which a Year of Service is earned.

9.6           Vesting Schedule Amendments

Upon an amendment changing the vesting schedule contained in paragraph 9.2 hereof, the vested interest of an Employee who is a Participant on the date such an amendment is adopted (or the date such an amendment is effective, if later) shall not, immediately following the date of the amendment, be less than his vested interest prior to such amendment.  A Participant who has completed three or more Years of Service may after such an amendment elect during the vesting election period to have his vested interest determined without regard to such an amendment.  For purposes of this paragraph the “vesting election period” begins on the date the vesting schedule is amended, and ends 60 days following the later of:

(a)	the date the amendment is adopted;

(b)	the date the amendment is effective; or

(c)	the date the Participant is given written notice of the amendment.

An election pursuant to this paragraph may be made only by an individual who is a Participant at the time of such an election and shall be irrevocable.  Notwithstanding the foregoing, no election will be provided to a Participant whose vested interest under the amendment is at all times equal to or greater than his vested interest under the Plan without regard to the amendment.

SECTION X - RETIREMENT

10.1           Normal and Late Retirement

Retirement for age shall occur if the Participant terminates his service with the Employers on or after his attaining age 65.  A Participant may retire later than on the Participant’s Normal Retirement Date, and in such event (i) he shall continue to participate in the Employer’s contributions, forfeitures, and the benefits of the Trust as any other Participant, and (ii) his retirement shall occur on the day his employment with his Employer is terminated.

10.2           Disability

Retirement on account of permanent disability shall occur on the day that the Employer determines, based upon an independent doctor’s examination and certificate, a Participant is under such physical or mental disability that he is no longer capable of rendering satisfactory service to it.  This provision shall be applied in a nondiscriminatory manner to all Participants similarly situated.

SECTION XI - PAYMENT OF BENEFITS

11.1           Form

Upon retirement of a Participant for age or disability, or upon any other termination of employment with all Affiliated Companies the vested portion of the Participant’s Company Stock Account shall be paid to the Participant at the election of the Participant either in (a) cash or (b) Common Stock of the Company (based upon fair market values on the date of distribution).  Balances representing fractional shares of Common Stock shall be distributed in cash.  The balance of a Participant’s other Accounts payable upon retirement for age or disability or upon any other termination of employment shall be paid to the Participant in cash.

If the Participant elects a cash distribution of the Company Stock Account, both his Company Stock Account and his other Accounts may, at the election of the Participant, be paid:

(a)	in one lump sum distribution;

(b)	in a direct rollover pursuant to paragraph 11.9 hereof; or

(c)
in substantially equal annual or more frequent installments paid over a reasonable period of time not to exceed the life expectancy of the Participant, the joint life expectancy of the Participant and his spouse, or the joint life expectancy of the Participant and his designated Beneficiary as set forth in paragraph 11.3 below.

If the Participant who is terminating his employment has made individual contributions, which have not been credited to his account at the time of distribution, such amounts shall be returned without interest.  All distributions required under this Section shall be determined and made in accordance with the Income Tax Regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Regulations.  Notwithstanding anything herein to the contrary, the provisions of this paragraph and the other provisions of this Section which are intended to reflect the requirements of Code Section 401(a)(9) shall override any contrary provisions elsewhere in this Plan.

11.2           Commencement Date

(a)
If the vested portion of a Participant’s vested account balances does not exceed $1,000, the Company may require a distribution or a transfer to commence on or before 90 days after the end of the Plan Year in which his employment with all Employers and Affiliated Companies terminates.

(b)
If the vested portion of a Participant’s Account balances exceeds $1,000, a distribution or transfer under the above paragraph will commence within 90 days after the end of the Plan Year in which occurs the later of the Participant’s Normal Retirement Date, the Participant’s 10th anniversary of participation in the Plan, or the date his employment with all Employers and Affiliated Companies terminates.  If requested by a Participant, a distribution or transfer may commence on or before 90 days after the end of the Plan

Year in which the Participant’s employment with all Employers and Affiliated Companies terminates.  If a distribution is one to which sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

(1)
the plan administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(2)	the Participant, after receiving the notice, affirmatively elects a distribution.

(c)	Notwithstanding anything herein to the contrary, distributions must commence in accordance with the requirements of Code section 401(a)(9) and the regulations thereunder, which shall generally mean:

(1)
for a Participant who reaches age 70½ prior to January 1, 1999 and who is not a 5% owner of an Employer, distributions must commence no later than the April 1 of the calendar year following the calendar year in which the Participant attains age 70½, unless the Participant elects to delay commencement of his benefit until the Participant’s employment with all Employers and Affiliated Companies terminates; and

(2)	for a Participant who is a 5% owner of an Employer, distributions must commence no later than the April 1 of the calendar year following the calendar year in which the Participant attains age 70½.

(d)	The distribution to any individual who retired, died or terminated his service prior to January 1, 1989 shall be governed by the terms of the Plan in effect on the date he terminated, died or retired.

11.3           Installment Distributions

(a)
If a Participant’s benefit is to be distributed over (1) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant’s designated Beneficiary or (2) a period not extending beyond the life expectancy of the designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first calendar year for which distributions are required must at least equal the quotient obtained by dividing the Participant’s vested Account balances at the beginning of the calendar year by the number of years in the distribution period.

(b)
If the Participant’s spouse is not the designated Beneficiary, the amount to be distributed each year, beginning with distributions for the first calendar year for which distributions are required shall not be less than the quotient obtained by dividing the Participant’s vested Account balances at the beginning of the calendar year by the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Income Tax Regulations.

(c)
For purposes of this Section, the term “life expectancy” or “joint and last survivor expectancy” means the life expectancy or joint and last survivor expectancy computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant’s (or designated Beneficiary’s) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated.  If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated.  Unless otherwise elected by the Participant (or spouse) by the time distributions are required to begin, life expectancies shall be recalculated annually.  Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years.  The life expectancy of a nonspouse Beneficiary may not be recalculated.

11.4           Death Benefits

(a)
If a Participant dies after distribution of his interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant’s death.

(b)
Upon the death of a Participant before a distribution or transfer of his credit in the Trust has begun, the amount payable under paragraph 9.l hereof shall be paid in Common Stock or in cash as described in paragraph 11.l hereof beginning on or before the ninetieth day next after his death occurs, to the following person or persons in the order designated:

(1)
to the Participant’s surviving spouse, if any; provided in the case of an “eligible rollover distribution” as defined in Code Section 401(a)(31)(C), in a direct transfer of all or a portion of the distribution to an “eligible retirement plan” as defined in Code Section 401(a)(31)(D); provided, however, that any such transfer is $200 or more;

(2)
if the Participant is not survived by a spouse, or if the Participant is survived by a spouse but the spouse consents in accordance with the procedure set forth below, to such Beneficiary or Beneficiaries as the Participant designated in writing upon such form or forms furnished by the Committee and delivered to the Committee within his lifetime;

(3)
in the event a Beneficiary dies prior to the receipt of his share of such account, the undisbursed portion of his share shall be paid to such other Beneficiary or Beneficiaries, and in such amount to each (if more than one), as said Participant shall have designated.  If more than one Beneficiary has been designated without specifying the share to each, distribution shall be made equally to such of the designated Beneficiaries as shall be living; or

(4)
if a Participant’s spouse does not survive him and if no Beneficiary has been named by said Participant, or if all of the designated Beneficiaries predecease him or die while there is still a credit in his accounts, such credit shall be paid in a lump sum to his executors or administrators; provided that if no executors or administrators are appointed within sixty (60) days after his death, the Committee shall direct the Trustee to pay such credit to such person or persons as the Committee in its sole discretion may determine.

A Beneficiary designation filed with the Committee and bearing the latest date of execution shall be conclusive upon all persons of the designation of the Beneficiary or Beneficiaries named therein, provided however that no such designation naming someone other than the Participant’s spouse shall be effective if the spouse survives the Participant unless the Participant’s spouse consents to such election, the consent acknowledges the effect of such election, and the consent is witnessed by a Plan representative or a notary public, or the Participant establishes to the satisfaction of the Plan Administrator that the consent may not be obtained because there is no spouse, because the spouse cannot be found, or because of other reasonable excuse.

11.5           Deductions for Taxes and Expenses

Before making payment of the credit in the accounts of a deceased Participant to the persons entitled thereto as designated by the Committee, the Trustee may deduct from the credit such amount as in its sole discretion it deems proper to protect itself against liability on account of all taxes and penalties or other additions thereto and interest thereon, by whatever government imposed, which may be levied or assessed upon or by reason of the death of such deceased Participant and out of the amount so deducted may discharge any such liability and shall pay the balance to the persons so designated.

11.6           Payments to Minors

During the minority or other legal disability of any person to whom payments are to be made, such payments may be made in the discretion of the Committee in any one or more of the following ways:

(a)	directly to said person;

(b)	to the legal guardian or conservator of said person;

(c)	to any relative of said person, to be expended by such relative for the care, support, education, and maintenance of said person; or

(d)	directly expending the same for said purposes for the benefit of said person.

The Trustee and the Committee shall not be required to see to the application of any payments so made to any of said persons, but his or their receipts shall be a full discharge to the Trustee and the Committee.

11.7           Missing Distributees

If the Committee notifies a Participant or a Beneficiary designated in accordance with this Section in writing at his last known address that he is entitled to benefits under the Plan and the Participant or Beneficiary fails to claim his benefits within two calendar years after notification, his benefits will be distributed to one or more of the Participant’s or Beneficiary’s relatives by blood, adoption or marriage, as the Committee decides.  If the Committee cannot locate an appropriate relative within one additional year, the benefit shall be forfeited, provided, however, that if the Participant or an appropriate relative subsequently applies for the benefit, the benefit shall be reinstated.

11.8           Special QDRO Distribution

If the Committee receives a domestic relations order that meets the requirements of Section 414(p) of the Code except that it provides for an immediate distribution of the alternate payee’s interest in the Participant’s Accounts, the Committee shall honor such an order as a Qualified Domestic Relations Order within the meaning of Section 414(p) of the Code and make the distribution in accordance with the order.  Notwithstanding anything herein to the contrary, any expenses incurred by the Committee or the Plan in connection with the review, approval or implementation of a domestic relations order that purports to assign an interest in a Participant’s Accounts hereunder shall be charged to the Participant’s Accounts when and as incurred.  Unless an alternative division of expenses is specified by the parties in the order, the Participant’s Accounts shall be reduced by the amount of the expenses incurred before the assignment is implemented.

11.9           Direct Rollovers

Notwithstanding any provision of the Plan to the contrary, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.  The terms defined in this Section shall have the following meanings:

(a)	“direct rollover” shall mean a payment by the Plan to the eligible retirement plan specified by the distributee.

(b)
“distributee” shall mean an employee or former employee.  In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p), are distributees with regard to the interest of the spouse or former spouse.

(c)
“eligible rollover distribution” shall mean any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:  any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); any distribution made upon hardship of the employee; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).  For purposes of this paragraph 11.9 of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(d)
“eligible retirement plan” shall mean an individual retirement account described in Code section 408(a), an annuity plan described in Code section 403(a), an annuity contract described in section 403(b) of the Code, an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan, or a qualified trust described in Code section 401(a), that accepts the distributee’s eligible rollover distribution.   The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.

SECTION XII -  MINIMUM DISTRIBUTION REQUIREMENTS

12.1         General Rules

(a)	Effective Date. The provisions of this Section XII will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(b)	Precedence. The requirements of this Section will take precedence over any inconsistent provisions of the plan.

(c)
Requirements of Treasury Regulations Incorporated.  All distributions required under this Section will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Internal Revenue Code.

(d)
TEFRA Section 242(b)(2) Elections.  Notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to section 242(b)(2) of TEFRA.

12.2         Time and Manner of Distribution

(a)	Required Beginning Date. The participant’s entire interest will be distributed, or begin to be distributed, to the participant no later than the participant’s required beginning date.

(b)
Death of Participant Before Distributions Begin.  If the participant dies before distributions begin, the participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)
If the participant’s surviving spouse is the participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the participant died, or by December 31 of the calendar year in which the participant would have attained age 70 ½, if later.

(2)
If the participant’s surviving spouse is not the participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the participant died.

(3)
If there is no designated beneficiary as of September 30 of the year following the year of the participant’s death, the participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the participant’s death.

(4)
If the participant’s surviving spouse is the participant’s sole designated beneficiary and the surviving spouse dies after the participant but before distributions to the surviving spouse begin, this paragraph 12.2, other than paragraph 12.2(b)(1), will apply as if the surviving spouse were the participant.

For purposes of this paragraph 12.2 and paragraph 12.4, unless paragraph 12.2(b)(4) applies, distributions are considered to begin on the participant’s required beginning date.  If paragraph 12.2(b)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under paragraph 12.2(b)(1).  If distributions under an annuity purchased from an insurance company irrevocably commence to the participant before the participant’s required beginning date (or to the participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under paragraph 15.2(b)(1)), the date distributions are considered to begin is the date distributions actually commence.

(c)
Forms of Distribution.  Unless the participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with paragraphs 12.3 and 12.4 of this paragraph.  If the participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.

12.3         Required Minimum Distributions During Participant’s Lifetime

(a)
Amount of Required Minimum Distribution For Each Distribution Calendar Year.  During the participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(1)
the quotient obtained by dividing the participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the participant’s age as of the participant’s birthday in the distribution calendar year; or

(2)
if the participant’s sole designated beneficiary for the distribution calendar year is the participant’s spouse, the quotient obtained by dividing the participant’s account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the participant’s and spouse’s attainted ages as of the participant’s and spouse’s birthdays in the distribution calendar year.

(b)
Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.  Required minimum distributions will be determined under this paragraph 12.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the participant’s date of death.

12.4	Required Minimum Distributions After Participant’s Death

(a)	Death On or After Date Distributions Begin.

(1)
Participant Survived by Designated Beneficiary.  If the participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the longer of the remaining life expectancy of the participant or the remaining life expectancy of the participant’s designated beneficiary, determined as follows:

(i)	The participant’s remaining life expectancy is calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

(ii)
If the participant’s surviving spouse is the participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year.  For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)
If the participant’s surviving spouse is not the participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the participant’s death, reduced by one for each subsequent year.

(2)
No Designated Beneficiary.  If the participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the participant’s remaining life expectancy calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

(b)	Death Before Date Distributions Begin.

(1)
Participant Survived by Designated Beneficiary.  If the participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the remaining life expectancy of the participant’s designated beneficiary, determined as provided in paragraph 12.4(a).

(2)
No Designated Beneficiary.  If the participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the participant’s death, distribution of the participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the participant’s death.

(3)
Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.  If the participant dies before the date distributions begin, the participant’s surviving spouse is the participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under paragraph 12.2(a), this paragraph 12.2(b)(1) will apply as if the surviving spouse were the participant.

12.5         Definitions

(a)
Designated beneficiary.  The individual who is designated as the beneficiary under the plan and is the designated beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(b)
Distribution calendar year.  A calendar year for which a minimum distribution is required.  For distributions beginning before the participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the participant’s required beginning date.  For distributions beginning after the participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under paragraph 12.2(a).  The required minimum distribution for the participant’s first distribution calendar year will be made on or before the participant’s required beginning date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(c)	Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

(d)
Participant’s account balance.  The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.  The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(e)	Required beginning date. The April 1 of the calendar year following the later of:

(1)	the calendar year in which the participant attains age 70½; or

(2)	except in the case of a participant who is a 5 percent owner within the meaning of Code section 416, the calendar year in which the participant retires.

SECTION XIII - INCOME OR LOSS

13.1           Calculation

The net income or net loss of each Fund for each Allocation Date shall be the difference between the fair market value of the Fund on the Allocation Date, as determined by the Trustee (as provided in paragraph 13.2 below) and the sum of the following:

(a)	the total of all the account balances in the Fund of all persons having credits in the Trust on said date;

(b)	Employer contributions which have been received by the Trustee but have not yet been credited to the account balances in the Fund; and

(c)	in the case of the Old Republic Employer Stock Fund, amounts transferred out as forfeitures and charged to account balances on the Allocation Date under paragraph 9.2 hereof.

13.2           Valuation

As of each Allocation Date, the Trustee shall determine and inform the Committee of the fair market value of each Fund.  The determination may be made in part or entirely by the Trustee, or in part or entirely by such other persons, or with such other help, as the Trustee in its sole discretion shall deem desirable.  In determining the fair market value of the assets in each Fund, current market prices or quotations shall be used for those assets for which they are available.  As to all other assets, the Trustee shall use such values as it deems fair; and its determination shall be conclusive upon all persons.

SECTION XIV - AMENDMENT

14.1           Amendment

The Company shall have the power at any time and from time to time, to amend this Plan by resolution of its Board of Directors; provided, however, that no amendment under any circumstances may be adopted the effect of which would be to vest or revest in an Employer any interest in the assets of the plan, or any part thereof, or to change the rights, powers, or duties of the Trustee without its consent, or to deprive any Participant of his then vested interest if any, in this Plan.

SECTION XV - TERMINATION

15.1           Right to Terminate

The Company reserves the right either with or without formal action to terminate this Plan.  Each Employer reserves the right to permanently discontinue its contributions to the Trust.  In the event that an Employer permanently discontinues its contributions to the Trust, or that the Company terminates this Plan, or that this plan is partially terminated under operation of law, the accounts of the affected Participants shall be fully vested and nonforfeitable.

15.2           Sale or Bankruptcy of Employer

In the event an Employer shall be judicially declared bankrupt or insolvent, or shall be dissolved, merged or consolidated, or in the event any other person or corporation shall acquire an Employer or substantially all of the assets of an Employer, the accounts of the Participants employed by such Employer, shall be fully vested.

15.3           Distribution Upon Termination

Upon the termination of this Plan or the discontinuance of contributions by an Employer, the Trustee may reserve such reasonable amounts as in its sole discretion it shall deem necessary to provide for payment of:

(a)	any of its expenses or taxes then or thereafter due or payable, and

(b)	any sums then or thereafter chargeable against the Trust Fund for which it may be liable.

The credits in the accounts of Participants shall become 100% vested upon termination of the Plan.  As soon as practicable after the Plan is terminated, the Trustee shall distribute the balance of the Trust Fund in lump sum payments to the persons having credits in the Trust in the proportion that the net credit in the accounts of each such person bears to the total net credits in the accounts of all such persons.  The Trustee may, in its discretion, make distributions in cash or partially or wholly in kind.  At no time shall any part of the corpus or income of the Trust Fund be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their Beneficiaries.

15.4           Power of Trustee

From and after the date of the termination of this Plan, and until the final distribution of the Trust Fund, the Trustee shall continue to have all the powers provided under the Plan and Trust as are necessary and expedient for the orderly liquidation and distribution of the Trust Fund.

15.5           Merger or Consolidation

In the case of any merger or consolidation with, or transfer of assets and liabilities to, any other plan, provisions shall be made so that each Participant in the Plan on the date thereof (if the Plan then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer (if the Plan had then terminated).  Affected Participants will be notified of a termination or partial termination as required by ERISA.

SECTION XVI - RESIGNATIONS - REPLACEMENTS

16.1           Resignation

Any member of the Committee may resign and his resignation shall become effective ten (10) days after notice thereof has been personally delivered or sent by registered mail to the Secretary of the Company at the principal office of the Company.  The Company by resolution of the Board of Directors shall have the power to remove any member of the Committee from office at any time.

16.2           Vacancy

The Board of Directors of the Company may fill any vacancy in the membership of the Committee or appoint additional members to the Committee.  The Board of Directors of the Company shall give prompt written notice of any such action to the other Committee members and the Trustee.  Any Committee members shall have the same power and authority as their predecessors hereunder.  While there is a vacancy in the membership of the Committee, the remaining Committee members shall have the same powers and authorities as the full Committee until the vacancy is filled.

SECTION XVII - WITHDRAWALS

17.1           Withdrawal of After-Tax Contributions

A Participant may make withdrawals of After-Tax Contributions from his Individual Contribution Account in accordance with the provisions of this Section.  The minimum amount of a withdrawal shall be the lower of $500 or the total balance of After-Tax Contributions in his Individual Contribution Account as of the last day of the prior Plan Year.  A Participant may not withdraw After-Tax Contributions made during the year of withdrawal nor may he withdraw any amounts from his Employer Contribution Accounts.

17.2           Hardship Withdrawal of Salary Reduction Contributions

In accordance with this Section and the rules of the Committee, A Participant may withdraw all or a portion of his Salary Reduction Contributions (but excluding earnings thereon and excluding Salary Reduction Contributions made during the year of withdrawal) upon incurring a hardship.  A withdrawal will be on account of hardship only if it is both made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need.

(a)	A withdrawal will be deemed to be on account of an immediate and heavy financial need only if the amount withdrawn is used for:

(1)
expenses for medical care described in Code section 213(d) previously incurred by the Participant, the Participant’s spouse or dependents or if the withdrawal is necessary for these persons to obtain such medical care;

(2)	costs directly related to the purchase of a principal residence for the Participant, excluding mortgage payments;

(3)	payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, the Participant’s spouse, children or dependents;

(4)	payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence;

(5)	payments for funeral or burial expenses for the Participant’s deceased parent, spouse, child or dependent; or

(6)
expenses to repair damage to the Participant’s principal residence that would qualify for a casualty loss deductible under Code Section 165 (without regard to whether the loss exceeds 10% of adjusted gross income).

(b)	A withdrawal will not be treated as necessary to satisfy an immediate and heavy financial need of a Participant unless all of the following are satisfied:

(1)
the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant.  The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution;

(2)
the Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Adopting Employer;

(3)
the Participant agrees not to make Salary Reduction Contributions or other contributions to this Plan or any other plan maintained by an Affiliated Employer until the first day of the Plan Quarter beginning at least 6 months after receipt of the hardship withdrawal.  For purposes of this subsection 3 and for subsection 4 below, the phrase “all other plans maintained by an Affiliated Employer” means all qualified and non-qualified plans of deferred compensation maintained by the Company or an Affiliated Employer; and

(4)
the Participant’s Salary Reduction Contributions to this Plan and all other plans maintained by the Company or an Affiliated Employer shall be limited during the calendar year following the hardship withdrawal to the maximum limit for such calendar year under Code section 402(g) minus the amount of the Participant’s Salary Reduction Contributions for the calendar year of the hardship withdrawal.

17.3           Computing Vested Amounts After a Withdrawal.

In addition, if the Participant makes a withdrawal at a time when he has a nonforfeitable right to less than 100% in any of his Accounts, then at any relevant time thereafter the Participant’s nonforfeitable portion of such Account will be an amount (“X”) determined by the formula:

X           =           P (AB + D) - D

where:

P            =          is the Participant’s nonforfeitable percentage in his Account at the relevant time;

AB        =          is the balance in the Account at the relevant time; and

D           =          the amount of the distribution from the Account.

The relevant time is the time at which the Participant’s Vested Interest cannot increase under the Plan.

17.4           Requests for Withdrawals

From time to time, the Committee, in its discretion, shall establish procedures and forms to implement this Section.  All requests for withdrawals must be made via the procedures established by the Committee.  Withdrawals shall be paid in cash.  A Participant shall be permitted to make a maximum of two withdrawals under this Section XVII per Plan Year.

SECTION XVIII - ADDITIONAL EMPLOYERS

18.1           Adoption by Subsidiaries

Any Subsidiary (as defined in subparagraph 2.2(z) hereof) which is authorized by the Company to do so, may adopt this Plan by resolution of its Board of Directors.  If an entity ceases to be a Subsidiary, then effective as of the date on which the entity ceases to be a Subsidiary, the entity shall no longer be an adopting employer of this Plan and all Participants employed by the entity shall be treated as having terminated employment with all Affiliated Companies.

SECTION XIX - MAXIMUM ADDITIONS

19.1           General.

Notwithstanding anything herein to the contrary, no contributions or forfeitures shall be allocated to a Participant’s Accounts hereunder for any Plan Year if such allocation would result in the limitations of Code section 415 to be exceeded, with the Plan Year as the limitation year.  The limitations of Code section 415, which are incorporated herein by reference, generally limit the amount of contributions and forfeitures that can be allocated to a Participant’s Accounts under the Plan to the lesser of:

(a)	$40,000, as adjusted for increases in the cost of living under section 415(d) of the Code, or

(b)	100 percent of the Participant’s compensation, within the meaning of section 415(c)(3) of the Code, for the limitation year.

19.2           Correction.

If the allocations to a Participant would otherwise exceed the limitations of Code section 415, then the amount of any excess shall be disposed of as follows:

(a)	Any Employee contributions made pursuant to paragraph 4.1 and 4.2, hereof, will be returned to the Participant;

(b)
If after the application of subsection (a) an excess amount still exists, contributions made pursuant to paragraph 4.4 hereof and forfeitures, subject to the limitations of paragraph 19.1 hereof, shall be reallocated to the Accounts of the remaining Participants.  To the extent that any contributions or forfeitures cannot be reallocated to a Participant’s Account because of the limitations of paragraph 19.1, they shall be placed in a suspense account for reallocation in later Plan Years.

SECTION XX - ROLLOVERS

20.1           Rollover

A Participant may with the approval of the Committee transfer to this Plan all or part of a distribution received from another plan qualified under Section 401(a) or 403(a) of the Code, an annuity contract described in section 403(b) of the Code or an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state (hereinafter the “Other Plan”) provided:

(a)
the transfer occurs on or before the sixtieth day following his receipt of the distribution from the Other Plan or, if such distribution had previously been deposited in an Individual Retirement Account (as defined in Section 408 of the Code), the transfer occurs on or before the sixtieth day following distribution from the Individual Retirement Account; and

(b)
no part of the amount being transferred was attributable to contributions made on behalf of the Participant while he was a key employee in a top heavy plan.  (See definitions of “key employee” and “top-heavy plan” in Section XXI hereof.)

An Employee may make a rollover pursuant to this Section although he has not yet met the Plan’s age and service requirements for participation in the Plan.

In addition, subject to the terms of this Section XX, the Plan will accept a participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

20.2           Plan to Plan Transfer

In addition to a transfer pursuant to paragraph 20.1 hereof, a participant may with the approval of the Committee transfer directly to this Plan any amounts held for him under any Other Plan.

20.3           Procedures

The Committee shall develop such procedures, and may require such information from a Participant desiring to make a transfer pursuant to this Section as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this Section.  Upon approval by the Committee, the amount being transferred shall be deposited in the Trust and allocated to the Participant’s Rollover Account.  The Participant will be fully vested in the balance in his Rollover Account.

SECTION XXI - TOP-HEAVY RESTRICTIONS

21.1           When Applicable

(a)
The provisions of this Section shall become effective in any Plan Year beginning after December 31, 1983 in which the Plan is a Top-Heavy Plan.  The Plan shall be a Top-Heavy Plan if with respect to a Plan Year the Top-Heavy Ratio exceeds sixty percent (60%) and the Plan is not part of a required or permissive aggregation group of plans.

(b)
If this Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the Top-Heavy Ratio for the group of plans exceeds sixty percent (60%), the Plan will be Top-Heavy.  If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the Top-Heavy Ratio for the permissive aggregation group exceeds sixty percent (60%), the Plan will be Top-Heavy.

21.2           Top Heavy Ratio

For purposes of this Section, Top-Heavy Ratio shall mean the following:

(a)
If the Company or an Affiliated Company does not maintain a defined benefit plan that has or has had accrued benefits during the 5-year period ending on the Determination Date, the Top-Heavy Ratio is a fraction calculated as of the Determination Date, the numerator of which is the sum of the account balances for all Key Employees under this Plan and all other defined contribution plans maintained by the Company or an Affiliated Company (including account balances distributed in the five-year period ending on the Determination Date), and the denominator of which is the sum of all account balances under this Plan and such other plans on that date.  Both the numerator and the denominator are adjusted to reflect any contributions that are due but unpaid as of the Determination Date.

(b)
If the Company or an Affiliated Company maintains one or more defined benefit plans that has or has had accrued benefits during the 5-year period ending on the Determination Date, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of account balances for all Key Employees under this Plan and all other defined contribution plans sponsored by the Company or an Affiliated Company plus the present value of accrued benefits for Key Employees under the defined benefit plans sponsored by the Company or an Affiliated Company which cover a Key Employee.  The denominator is the sum of the account balances under this Plan and such other defined contribution plans sponsored by the Company or an Affiliated Company plus the present value of accrued benefits under the defined benefit plans for all Participants.  Both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution made in the five-year period ending on the Determination Date and any contribution due but unpaid as of the Determination Date.

For purposes of (a) and (b) above, the value of account balances and the present value of accrued benefits will be determined as of the Allocation Date that falls on the Determination Date.  The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the determination date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code.  In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”  The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.  When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

21.3           Definitions

The terms used in this Section, shall have the following meanings:

(a)	“Determination Date” with respect to any Plan Year shall mean the last day of the preceding Plan Year, or in the case of the first Plan Year, the last day of such Plan Year.

“Key Employee” shall mean any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000.  For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code.  The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(b)
“Permissive Aggregation Group” shall mean the required aggregation group of plans plus any other plan or plans of the Company which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

(c)
“Recognized Compensation” shall mean compensation as defined in Code Section 415(c)(3), including amounts that are contributed pursuant to a salary reduction agreement and which are excludible from the Employee’s gross income under Code Sections 125, 402(a)(8), 401(h), or 403(b) or 132(f).  Recognized Compensation shall be limited to $150,000, as adjusted by the Secretary of the Treasury to include cost-of-living increases under Code Sections 401(a)(17) and 415(d).

(d)	“Required Aggregation Group” shall mean:

(1)	each qualified plan of an Employer in which at least one Key Employee participates, and

(2)	any other qualified plan of an Employer which enables a plan described in (1) to meet the requirements of Sections 401(a)(4) and 410 of the Code.

21.4           Top Heavy Limitations

For any Plan Year in which the Plan is a Top-Heavy Plan, the limitations of this Section shall apply to this Plan:

(1)
Except as otherwise provided in (2) below, in allocating Employer Contributions pursuant to paragraphs 7.6 through 7.8 hereof, the provisions of those paragraphs and paragraph 5.1 limiting the allocation to those Participants who completed 1,000 or more Hours of Service during the Plan Year shall be inoperative until each Participant receives a share of the Company Contribution equal to three percent (3%) of his Recognized Compensation.  Any excess shall then be allocated on the basis provided in paragraphs 7.6 through 7.8 hereof.

(2)
The provisions of subparagraph (1) above shall not apply to any Participant to the extent that the Participant is covered under any other plan or plans of the Company and the minimum allocation or benefit requirement will be met in the other plan or plans.

(3)
Matching contributions.  Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan.  The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan.  Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

For any Plan Year in which the Plan is a Top-Heavy Plan, paragraph 9.2(b) shall be read by substituting the following table for the table that otherwise appears in that paragraph:

YEARS OF SERVICE	VESTED PERCENTAGE
Less than 2	0%
2 but less than 3	20%
3 but less than 4	40%
4 but less than 5	60%
5 but less than 6	80%
6 or more	100%

SECTION XXII - MISCELLANEOUS

22.1           Fiduciary Duties

In discharging their respective duties, the Trustee and the Committee shall act solely in the interests of the Participants and Beneficiaries of the Plan with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

22.2           Assignment of Accounts Prohibited

No money or property in the hands of the Trustee and no benefits under this Plan or interest in the Trust shall be pledged, assigned, transferred, sold, or in any manner whatsoever anticipated, charged, or encumbered by a Participant or his Beneficiaries, or in any manner be liable in the possession of the trustee for the debts, contracts, obligations or engagements of any person having an interest in the trust Fund, voluntary or involuntary, or for any claims, legal or equitable, against any such person.

22.3           Evidence of Actions

Any decision of an Employer required in carrying out this Plan shall be evidenced by a resolution of its Board of Directors certified over the signature of its Secretary or Assistant Secretary under the corporate seal.

22.4           Restrictions Remain

If this Plan ceases to be a leveraged employee stock ownership plan, qualifying employer securities acquired with the proceeds of a loan made pursuant to paragraph 8.5 will continue after the loan is paid to be subject to the restrictions contained in the Treasury Regulations governing leveraged employee stock ownership plans concerning certain puts, calls and other options.

22.5           No Contract of Employment

Participation in this Plan shall not give any Participant the right to be retained in the service of an Employer, or any right or interest in this Plan other than as herein provided.

22.6           No Discrimination

Where any action is to be taken by an Employer, the Committee or Trustee hereunder, it will be taken in a manner that will not discriminate in favor of stockholders, officers or highly-paid employees.

22.7           Controlling Law

To the extent not superseded by ERISA, this Plan shall be construed, enforced and administered according to the laws of the State of Illinois.

22.8           Named Fiduciaries

The “Named Fiduciaries” of this Plan are (1) the Employers, (2) the Committee, (3) the Trustee and (4) any Investment Manager appointed under the Trust.  The Named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under this Agreement.  No Named Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.  The Company shall be the Plan Administrator as defined in Section 414(g) of the Code.

22.9           Uniformed Services Employment and Reemployment Rights Act of 1994

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with §414(u) of the Code.

SECTION XXIII - DIRECTED INVESTMENT OF PARTICIPANTS’ CONTRIBUTIONS

23.1           Funds

The Committee and the Trustee shall establish Funds as set forth in paragraph 8.1 hereof.  The Trustee’s investment authority is more fully described in Sections Three and Four of the Trust.  The income or loss of each Fund shall be credited to or charged against the accounts of Participants in the particular Fund.  Each Participant shall elect on a form furnished by the Committee what percentage of his individual contribution made pursuant to paragraph 4.1 hereof shall be invested in each of these Funds.  If a Participant fails to properly elect the Funds in which his individual contributions shall be invested, his individual contributions shall be invested in the default investment fund selected by the Committee in accordance with the rules governing qualified default investment alternatives under Department of Labor Reg. §  2550.404c-5, until such time as the Participant makes a proper election.

23.2           Change of Investment Election

A Participant may elect to change his investment election between the Funds for future allocations to his account, subject to the following:

(a)	the election must be in whole percentages;

(b)	the election shall be effective as of the business day made; and

(c)	to be effective, the election must be made in the manner provided by the procedures established by the Committee.

23.3           Transfers Among Funds

A Participant may elect to transfer all or part of the value of his accounts among the Funds, subject to the following:

(a)	the minimum amount of a transfer from any one Fund is the lower of $250 or the Participant’s total Fund balance;

(b)	a Participant’s transfers shall be effective as of the business day made;

(c)	to be effective, the transfers must be made in the manner provided by the procedures established by the Committee; and

(d)	a Participant shall not be allowed to make more than one transfer per month.

23.4           Election as to Future Contributions

An election filed with the Committee pursuant to paragraph 23.3 hereof will not affect the future contributions of the Participant.  Future contributions will be deposited and invested in accordance with the election under paragraph 23.1 hereof unless the Participant makes a change of election in accordance with paragraph 23.2 hereof.

23.5           Diversification Rules Pursuant to the Pension Protection Act of 2006

The provisions of this paragraph 23.5 are intended to comply with new section 401(a)(35) of the Code as added by the Pension Protection Act of 2006.

(a)
Notwithstanding anything herein to the contrary, a Participant who has completed three Years of Service may elect to transfer to another Fund all or part of that portion of his accounts that is attributable to contributions made to the Old Republic Employer Stock Fund on or after January 1, 2007, and earnings thereon.

(b)
Notwithstanding anything herein to the contrary, a Participant who has three Years of Service may elect to transfer to another Fund that portion of his accounts that is attributable to contributions made to the Old Republic Employer Stock Fund on or before December 31, 2006, and earnings thereon, in accordance with the following schedule:

Plan Year for Which Diversification Applies	Applicable Percentage Eligible for Diversification
Plan Year ending 12/31/07	33%
Plan Year ending 12/31/08	66%
Plan Year ending 12/31/09	100%

(c)
Notwithstanding anything herein to the contrary, a Participant who has attained age 55 and completed three Years of Service by December 31, 2005, may elect to transfer to another Fund all or part of that portion of his accounts that is invested in the Old Republic Employer Stock Fund.

(d)
The diversification rights described in this paragraph 23.5 shall also apply to a Beneficiary with an account in the Plan, provided the Beneficiary is otherwise entitled to exercise the rights of the Participant with respect to the account and provided the Beneficiary is a Beneficiary of a deceased Participant or a Participant who has completed three Years of Service.

(e)
Notwithstanding anything herein to the contrary, a Participant may elect to transfer back to the Old Republic Employer Matching Stock Fund those amounts transferred out of the Old Republic Employer Matching Stock Fund in accordance with this paragraph 23.5, and earning thereon.

(f)
The diversification rights described in this paragraph 23.5 shall be subject to all the limitations on transfers contained in this Section XXIII, including the limitations described in paragraph 23.3 hereof.

23.6           Procedures

From time to time, the Committee in its discretion shall establish procedures and forms to implement this Section.

SECTION XXIV - DIRECTED INVESTMENT OF EMPLOYER CONTRIBUTIONS — AGE 55 DIVERSIFICATION

24.1           Eligibility

This Section XXIV shall apply to the extent it has not been superseded by Section XXIII.  When a Participant attains age 55 and has completed 10 Years of Participation in the Plan, he shall be eligible to direct the investment of a portion of Company Stock held in his accounts in accordance with the provisions of this Section, provided however if on the December 31 immediately preceding the Qualified Election Period (as defined in 24.2(b) below) the value of the Company Stock held in the Participant’s accounts in excess of the value of the Company Stock held in the Participant’s accounts on December 31, 1986, adjusted for changes in fair market value since said date, is less than $500 he shall not be eligible for a Qualified Election.

24.2           Definitions

(a)           “Qualified Participant” shall mean a Participant who has attained age 55 and has completed 10 Years of Participation in the Plan.

(b)           “Qualified Election Period” shall mean the 12 Plan Year period beginning with the Plan Year after the Plan Year in which the Participant first becomes a Qualified Participant.

(c)           “Qualified Election” shall mean an election by a Qualified Participant to transfer part or all of his Qualified Portion to one or more of the Funds, other than the Old Republic Employer Matching Stock Fund.

(d)           “Qualified Portion” shall mean for each Plan Year in the Election Period:

(1)           the applicable percentage (as specified in the chart at the end of this subparagraph) of the number of shares of the Participant’s Company Stock held in his accounts as of the December 31 immediately prior to the January 1 that begins the 90 day election period, reduced by

(2)           the number of shares of the Old Republic Employer Matching Stock Fund previously transferred pursuant to a Qualified Election.

For purposes of clause (1) of this subparagraph, “applicable percentage” shall mean:

For the Following Plan Year in the Election Period	The Following Percentage
First Plan Year	25%
Second Plan Year	25%
Third Plan Year	25%
Fourth Plan Year	25%
Fifth Plan Year	50%
Sixth Plan Year	57.5%
Seventh Plan Year	65%
Eighth Plan Year	72.5%
Ninth Plan Year	80%
Tenth Plan Year	87.5%
Eleventh Plan Year	95%
Twelfth Plan Year	100%

24.3           Timing of the Election

To make a Qualified Election, a Qualified Participant must make an election in the manner specified by the Committee within the 90 day period established by the Committee after the close of one or more of the Plan Years within the Qualified Election Period.

24.4           Diversification

A Qualified Participant may direct the investment of the Qualified Portion among the Funds in such percentages as he elects.

24.5           Actual Transfer

The Committee shall direct the Trustee to make the transfers to the Funds in accordance with the Qualified Elections timely received by it.  Such transfers shall be effected no later than 90 days after the last day during which the Qualified Election can be made.

IN WITNESS WHEREOF, the Company has caused this plan to be signed by a duly qualified officer on this 3rd day of December, 2008.

            OLD REPUBLIC INTERNATIONAL CORPORATION

            By:  /s/ Aldo C. Zucaro
            Chairman and Chief Executive Officer
ATTEST:

 /s/ Spencer LeRoy

Secretary